EXHIBIT 4.3.3




                            Form of
                        LEASE AGREEMENT
                 dated as of December 21, 1993

                            between

             STATE STREET BANK AND TRUST COMPANY OF
               CALIFORNIA, NATIONAL ASSOCIATION,
                 not in its individual capacity
             except as expressly set forth herein,
                  but solely as Owner Trustee,
                           as Lessor

                              and

               SMITH'S FOOD & DRUG CENTERS, INC.,
                           as Lessee

Certain rights of the Lessor under this Lease Agreement have been assigned to, and are subject to a security interest in favor of, Wilmington Trust Company, as Indenture Trustee, pursuant to the Trust Indenture and Security Agreement dated as of December 21, 1993, between the Lessor and Wilmington Trust Company, as Indenture Trustee, as such Indenture may be amended, modified or supplemented from time to time in accordance with the provisions thereof. This Lease Agreement has been executed in several counterparts. To the extent, if any, that this Lease Agreement constitutes chattel paper (as such term is defined in the Uniform Commercial Code as in effect in any applicable jurisdiction), no security interest in this Lease Agreement may be created through the transfer or possession of any counterpart hereof other than the "original executed counterpart," which shall be identified as the counterpart containing the receipt therefor executed by the Indenture Trustee on or following the signature page thereof. See Section 21(f) for further information concerning the respective rights of the several holders of counterparts hereof.


        This counterpart is not the original executed counterpart.


                       TABLE OF CONTENTS

                                                            Pages

SECTION 1.  Definitions                                         1

SECTION 2.  Lease of the Leased Property; and Lease Term.       1
          (a)                                              Lease  1
          (b)                                         Lease Term  1
          (c)                                          Severance  2
          (d)                                       Descriptions  2

SECTION 3.  Rent; Adjustments to Rent.                          2
          (a)                                       Interim Rent  2
          (b)                                         Basic Rent  2
          (c)                                  Supplemental Rent  2
          (d)                                  Method of Payment  3
          (e)                                Adjustments to Rent  4
          (f)                         Computation of Adjustments  4
          (g)Sufficiency of Interim Rent, Basic Rent and Supplemental
          Rent                                                 6
          (h)                                   Returned Amounts  6

SECTION 4.  Net Lease.                                          6

SECTION 5.  Use of the Premises; Relinquishment of Possession   7
          (a)                                                Use  7
          (b)                                        Termination  7

SECTION 6.  Warranty of the Lessor                              8
          (a)                             Title; Quiet Enjoyment  8
          (b)                     Disclaimer of Other Warranties  8
          (c)                  Enforcement of Certain Warranties  9

SECTION 7.  Liens                                              10

SECTION 8.  Operation and Maintenance; Modifications           10
          (a)                          Operation and Maintenance 10
          (b)                                         Inspection 11
          (c)                                      Modifications 12
          (d)                            [INTENTIONALLY OMITTED] 12
          (e)                             Title to Modifications 12
          (f)              Funding of the Costs of Modifications 13
          (g)                                Removal of Property 13
          (h)                           Trade and Other Fixtures 14
          (i)                     Contest of Requirements of Law 15
          (j)                     Investment Credit Pass-Through 15

SECTION 9.  Event of Loss                                      16
          (a)  Notice of Condemnation, Casualty or Event of Loss 16
          (b)                                             Repair 16
          (c)           Event of Loss; Payment of Casualty Value 16
          (d)                     Other Condemnation or Casualty 17
          (e)                          Termination of Lease Term 17
          (f)Application of Payments on an Event of Loss and Lease
          Termination                                         17
          (g)                       Application of Payments Not
                                 Relating to a Lease Termination 18
          (h)                Application During Event of Default 19
          (i)                             Temporary Condemnation 19
          (j)                                 Substitution Right 20

SECTION 10.  Insurance                                         20
          (a)                                 Required Insurance 20
          (b)                                    Other Insurance 22
          (c)                                     Self-Insurance 22
          (d)             Insurance to be Commercially Available 22

SECTION 11.  Rights To Assign or Sublease; Assignment
            as Security; Subordination and Attornment         22
          (a)                           Assignment by the Lessee 22
          (b)                             Sublease by the Lessee 23
          (c)              Assignment by Lessor as Security for
                                            Lessor's Obligations 24
          (d)                    Other Assignments by the Lessor 25
          (e)                                         Attornment 25

SECTION 12.  Lease Renewal                                     25
          (a)                      Option for Fixed-Rate Renewal 25
          (b)                        Fair Market Renewal Options 26

SECTION 13.  Notices for Renewal; Determination of
            Fair Market Rental Value                          26
          (a)                           Expiration of Basic Term 26
          (b)                        Expiration of Renewal Terms 26
          (c)                                          Elections 27
          (d)          Determination of Fair Market Rental Value 27
          (e)                              Maximum Term of Lease 27

SECTION 14.  Obsolescence Or Uneconomic Usefulness Termination 27
          (a)                                Termination Notices 27
          (b)                   Events Prior to Termination Date 28
          (c)                         Events on Termination Date 28
          (d)                                       Substitution 30

SECTION 15.  Events of Default                                 34

SECTION 16.  Remedies                                          35
          (a)                                           Remedies 35
          (b)                                         No Release 39
          (c)                                Remedies Cumulative 39
          (d)                           Allocation of Basic Rent 39

SECTION 17.  Notices                                           39

SECTION 18.  Successors and Assigns                            40

SECTION 19.  Right To Perform for Lessee                       40

SECTION 20.  Granting of Easements.                            40

SECTION 21.  Amendments and Miscellaneous                      41
          (a)                              Amendments in Writing 41
          (b)                                           Survival 41
          (c)                         Severability of Provisions 42
          (d)                                         True Lease 42
          (e)                                 Further Assurances 42
          (f)                                     Original Lease 42
          (g)                                      GOVERNING LAW 42
          (h)                                           Headings 42
          (i)                       Concerning the Owner Trustee 43
          (j)                              Lien of the Indenture 43
          (k)                              Counterpart Execution 43
          (l)                              Estoppel Certificates 43
          (m)                                          No merger 44
          (n)                                        Recordation 44
          (o)                                              Signs 44
          (p)                                       Ground Lease 45

SCHEDULE 1                                   TERMS AND BASIC RENT
    48

SCHEDULE 2                                        CASUALTY VALUES
    49

SCHEDULE 3                                     TERMINATION VALUES
    50

SCHEDULE 4                                    PRICING ASSUMPTIONS
    51

EXHIBIT A - PROPERTY DESCRIPTION

EXHIBIT B - FORM OF WAIVER OF SURETYSHIP DEFENSES

EXHIBIT C - FORM OF LEASE ASSIGNMENT

APPENDIX A - DEFINITIONS

                        LEASE AGREEMENT


      LEASE AGREEMENT (this "Lease") dated as of December 21, 1993, between State Street Bank and Trust Company of California, N.A., a national banking association, not in its individual capacity, except as expressly provided herein, but solely as Owner Trustee under the Trust Agreement dated as of December 21, 1993 with the Owner Participant (the "Lessor"), as Lessor, and Smith's Food & Drug Centers, Inc., a Delaware corporation (the "Lessee"), as Lessee.

      WHEREAS, the Lessor owns the Improvements on and the Estate for Years in the Property, and Remainderman owns the Remainderman Interest in the Property, such interests constituting all right, title and interest in the Property, as more fully described in Exhibit A attached hereto (such Improvements and Estate for Years, together with any other interest of the Lessor in the Property, as used in this Lease, the "Leased Property");

      WHEREAS, the Lessee, the Lessor and the Remainderman have entered into the Tripartite Agreement and the Lessor and Remainderman have entered into the Option Agreement, which set forth certain rights of the Lessee, the Lessor and the Remainderman with respect to the Property;

      WHEREAS, the Lessee desires to lease from the Lessor the Leased Property and the Lessor is willing to lease to the Lessee the Leased Property upon the terms and subject to the conditions set forth herein;

      NOW, THEREFORE, in consideration of the premises and of the mutual agreements herein contained and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto, intending to be legally bound hereby, agree as follows:

      SECTION 1. Definitions. For purposes of this Lease, capitalized terms used herein but not defined herein shall have the meanings assigned to them in Appendix A. Unless otherwise indicated, references in this Lease to sections, paragraphs, clauses, appendices, schedules and exhibits are to the same contained in or attached to this Lease.


      SECTION 2. Lease of the Leased Property; and Lease Term.

      (a) Lease. Upon the terms and subject to the conditions of this Lease, the Lessor hereby leases to the Lessee and the Lessee hereby leases from the Lessor the Leased Property.

      (b) Lease Term.  The term of this Lease shall be as follows:

         (i) Interim Term. The interim term (herein referred to as the "Interim Term") shall commence on the date set forth in Schedule 1 attached hereto and shall terminate at the end of the day before the Basic Term Commencement Date.

         (ii) Basic Term. The basic term (herein referred to as the "Basic Term") shall commence on the Basic Term Commencement Date set forth in Schedule 1 attached hereto and shall terminate on the Basic Term Termination Date set forth in Schedule 1 attached hereto, unless terminated prior to, or extended beyond, such Basic Term Termination Date on the terms and conditions provided in this Lease.

      (c) Severance. Pursuant to the Improvements Deed, the Improvements in respect of the Leased Property, each Modification, and every portion thereof have been severed from the Land on which it is located, and it is the intention of the Lessor and the Lessee that such shall be and remain severed, to the maximum extent permitted by Applicable Law, from such Land.

      (d) Descriptions.  The Leased Property is described in Exhibit A.


      SECTION 3.  Rent; Adjustments to Rent.

      (a) Interim Rent. The Lessee shall pay to the Lessor an amount equal to the amount set forth as "Interim Rent" set forth on Schedule 1 attached hereto ("Interim Rent") on the Interim Rent Payment Date set forth in such
Schedule 1 for the payment thereof.

      (b) Basic Rent. The Lessee shall pay to the Lessor, as basic rent (herein referred to as "Basic Rent") for the Leased Property, the following amounts:

         (i) on each Basic Rent Payment Date occurring during the Basic Term, an amount equal to the product of (A) the Property Cost for the Leased Property set forth in Schedule 1 and (B) the amount set forth under the column entitled "Applicable Percentage" on
      Schedule 1 set forth opposite such Basic Rent Payment Date, in advance or arrears as set forth in Schedule 1;

         (ii) on each Basic Rent Payment Date occurring during a Fixed-Rate Renewal Term, if any, an amount determined as provided in
      Section 12(a); and

         (iii) on each Basic Rent Payment Date occurring during a Fair Market Renewal Term, if any, an amount determined as provided in
      Section 12(b).

      (c) Supplemental Rent. The Lessee shall pay to the Lessor, or to whomever shall be entitled thereto, as supplemental rent (herein referred to as "Supplemental Rent"), the following amounts:

         (i) when due, any amount payable hereunder as Casualty Value or Termination Value;

         (ii) when due, amounts equal to any amounts payable by the Lessor in respect of auxiliary payments pursuant to Section 1.14 of the First Supplemental Indenture or Premium, if any, payable on any Notes or under the Indenture as a result of the refunding of the Notes pursuant to Section 2.5 or the refinancing of Notes pursuant to Section 2.6 of the Participation Agreement or the termination of the Lease pursuant to Section 14(c);

         (iii) when due, or when no due date is specified, within 15 days after a written demand is made on the Lessee, any amount (other than Basic Rent or amounts payable as provided in clauses (i) and (ii) above) that the Lessee is required to pay to, or for the account of, the Lessor, the Owner Participant, the Remainderman, the Indenture Trustee, the Pass Through Trustee or any Indemnitee, under this Lease or any other Transaction Document;

         (iv) on demand and, in any event, not later than the Basic Rent Payment Date next succeeding the date such amounts shall be due and payable hereunder, to the extent permitted by Applicable Law, interest (computed on the same basis as interest on the Notes is computed) on any Rent not paid when due at a rate per annum equal to
      (x) in the case of such portion of Rent equal to the then due principal, interest and premium thereon on the Notes, the Overdue Interest Rate and (y) in the case of such portion of Rent not described in clause (x), interest on any other Rent not paid when due at a rate per annum equal to the Equity Interest Rate;

         (v) when due, if applicable, during the Lease Term, an amount equal to all amounts payable by the Lessor, as ground lessee, to the Remainderman, as ground lessor, or otherwise under the Ground Lease; and

         (vi) on the Debt Refinancing Date, an amount, if any, equal to the excess of the principal amount of the Series J Notes being redeemed plus all accrued and unpaid interest thereon over 105% of the original principal amount of such Series J Notes being redeemed.

      (d) Method of Payment. Subject to Section 11(c) hereof, each payment of Rent shall be made in U.S. dollars in immediately available funds no later than 1:00 p.m., local time at the place of receipt, on the date such payment shall be due and payable hereunder, and shall be paid either (i) in the case of payments other than Excepted Payments, to the Lessor at its address determined in accordance with Section 17, or at such other address as the Lessor may specify by notice in writing to the Lessee, or (ii) in the case of Excepted Payments, to such Person as shall be entitled to receive such payment at such address as such Person may specify by notice to the Lessee. If the date on which any payment of Rent is due hereunder is not a Business Day, such payment shall be made as aforesaid on the next succeeding Business Day, with the same force and effect as if made on the nominal due date provided for in this Lease. Payments shall in all events only be made within the continental United States.

      (e) Adjustments to Rent. The percentages for Basic Rent, Casualty Value and Termination Value set forth, respectively, in Schedule 1,
Schedule 2 and Schedule 3 have been calculated, in part, on the basis of the Pricing Assumptions. If (i) the Notes are refunded or refinanced pursuant to Section 2.5, Section 2.6 or Section 2.7 of the Participation Agreement, (ii) the characterization of the portions of the Leased Property by depreciation category as set forth in the Appraisal delivered pursuant to Section 3.1(m) of the Participation Agreement is different from that contained in the Pricing Assumptions, (iii) any of the Pricing Assumptions with respect to the calendar date corresponding to the Closing Date, the rate or rates of interest on, or amortization of, the Notes or the amount of Transaction Expenses proves to have been incorrect or (iv) a Trigger Event shall have occurred, then, and in each such case, such percentages for Basic Rent, Casualty Value and Termination Value shall be adjusted (upward or downward), so as to preserve the Owner Participant's Net Economic Return (and, if in connection with a Trigger Event, in accordance with Section 2.7(c) and Annex I of the Participation Agreement) and the Pricing Assumptions shall be revised accordingly. Any adjustments pursuant to this Section 3(e) shall (A) to the extent possible and not inconsistent with the foregoing, minimize the present value cost of the Basic Rent to the Lessee (subject to the requirements of Section 3(f)), and (B) satisfy the provisions of Revenue Procedure 75-21, section 467(b) (2) of the Code (as in effect at the time the adjustment is made), any other applicable statutes, regulations, revenue procedures, revenue rulings or technical information releases and any new requirements, if applicable, relating to the subject matter of such revenue procedure to the same extent and in the same manner as such provisions are satisfied under the Pricing Assumptions.

      (f) Computation of Adjustments.

         (i) Upon the occurrence of an event requiring adjustments to the percentages for Basic Rent, Casualty Value and Termination Value pursuant to Section 3(e), the Owner Participant shall make the necessary computations on a basis consistent with that used by the Owner Participant in the computation of the percentages for Basic Rent, Casualty Value and Termination Value set forth, respectively, in Schedule 1, Schedule 2, and Schedule 3, taking into account only the event giving rise to the adjustments and the provisions of
      Section 3(e) (if applicable).  Subject to paragraph (ii) of this
      Section 3(f), such adjustments shall be effective from and including the date the Owner Participant shall have furnished to the Lessee a certificate signed on behalf of the Owner Participant by a Responsible Officer confirming that such adjustments have been properly computed in accordance with the provisions of this Lease, and shall remain effective until changed in consequence of any inaccuracy discovered in the course of any verification procedure conducted pursuant to paragraph (ii) of this Section 3(f) or in consequence of any event occurring thereafter requiring further adjustment pursuant to Section 3(e).

         (ii) Within 60 days after the Owner Participant shall have provided the Lessee with a certificate pursuant to paragraph (i) of this Section 3(f), the Lessee may request that the Owner Participant promptly furnish all information necessary to permit the confirmation of the accuracy of the Owner Participant's computation of the adjustments described in such certificate by an independent accounting firm selected by the Owner Participant and reasonably satisfactory to the Lessee (the "Qualified Accounting Firm").
      Within 30 days after its receipt of such information, such Qualified Accounting Firm either shall confirm the accuracy of such computation or shall notify the Owner Participant and the Lessee that such computation and the resulting adjustments proposed by the Owner Participant are inaccurate. In the latter event, the Owner Participant shall consult with the Lessee and such Qualified Accounting Firm as to the proper computation of the adjustments, whereupon the Owner Participant shall recompute the adjustments in such a manner as shall enable such Qualified Accounting Firm to confirm their accuracy. If such Qualified Accounting Firm is unable to confirm the accuracy of such adjustments, then the Owner Participant and the Lessee agree to submit the matter to a second Qualified Accounting Firm or other independent Person acceptable to each of them and the conclusion of such firm or other Person as to the proper adjustments shall be conclusive and binding on the Lessee, the Owner Participant and the Lessor. All expenses incurred by the Owner Participant and the Lessee in connection with the verification procedures described in this paragraph (ii) (including the fees and expenses of the Qualified Accounting Firm, such second Qualified Accounting Firm or such other independent Person, as the case may be) shall be paid by the Lessee unless the verification results in a readjustment from the original adjustment of more than 5%, provided, that the present value (calculated at 7.9% per annum) of the Basic Rent for the remaining Interim Term and the Basic Term proposed by the Owner Participant as of the date of the adjustment shall also be more than 2 basis points greater than the present value (calculated at 7.9% per annum) of the Basic Rent for the remaining Interim Term and the Basic Term as determined by such Qualified Accounting Firm or other independent Person, in which case all such expenses shall be paid by the Owner Participant. Each adjustment of the percentages for Basic Rent, Casualty Value and Termination Value may, but need not (unless requested by the Lessee, the Lessor or the Owner Participant), be evidenced by the execution and delivery of a supplement to this Lease in form and substance satisfactory to the Lessee and the Owner Participant, and shall be effective as provided herein without regard to the date on which such supplement to this Lease is so executed and delivered. The Lessee, the Lessor and the Owner Participant agree that the sole responsibility of the verifier shall be to verify the calculation of the amount of a rent adjustment under this Section 3 and that matters of interpretation of this Agreement are not within the scope of the verifier's responsibilities. Any Qualified Accounting Firm or other independent Person which takes part in the verification procedure must agree in writing to maintain the confidentiality of all information provided during the verification procedure, and in no event will the Lessor be required to provide such Qualified Accounting Firm or other independent Person with copies of any of its tax returns.

      (g) Sufficiency of Interim Rent, Basic Rent and Supplemental Rent. The Lessee agrees that (i) the amount of the installments of Interim Rent and Basic Rent payable on the Interim Rent Payment Date and on each Basic Rent Payment Date, as the case may be, shall at all times be at least equal to the aggregate amount of scheduled principal payments (other than principal due by reason of prepayment or acceleration) and accrued interest due and payable on such Interim Rent Payment Date, if any, or on such Basic Rent Payment Date in respect of all Related Notes Outstanding on and as of the date of such payment and (ii) each payment of Casualty Value or Termination Value (when added to all other amounts required to be paid by the Lessee under this Lease in respect of any Event of Loss or termination of this Lease, respectively) shall at all times be at least equal to an amount sufficient, as of the date of payment, to pay in full the principal of and interest on all Related Notes then scheduled to be Outstanding on and as of such date of payment.

      (h) Returned Amounts. Following the receipt by the Lessor of an indemnification agreement from the Lessee, in form and substance reasonably satisfactory to the Lessor, the Lessor shall rebate to the Lessee any amounts received by the Lessor from the Indenture Trustee pursuant to
Section 5.2 of the Indenture.


      SECTION 4.  Net Lease.

      This Lease is a net lease and the Lessee hereby acknowledges and agrees that the Lessee's obligation to pay all Rent hereunder, and the rights of the Lessor in and to such Rent, shall be absolute, unconditional and irrevocable and shall not be affected by any circumstance of any character, including, without limitation: (i) any setoff, abatement, counterclaim, suspension, recoupment, reduction, rescission, defense or other right or claim that the Lessee may have against the Lessor, the Owner Participant, the Remainderman, the Indenture Trustee, any Noteholder, any vendor or manufacturer of or contractor or subcontractor for the Leased Property or any part of any thereof, or any other Person for any reason whatsoever; (ii) any defect in or failure of the title, merchantability, habitability, condition, design, compliance with specifications, operation or fitness for use of all or any part of the Leased Property; (iii) any damage to, or removal, abandonment, dismantling, requisition, taking, condemnation, loss, theft or destruction of all or any part of the Leased Property or any interference, interruption or cessation in the use, possession or quiet enjoyment of the Leased Property by the Lessee or by any other Person for any reason whatsoever or of whatever duration; (iv) any restriction, prevention or curtailment of or interference with any use of all or any part of the Leased Property; (v) any insolvency, bankruptcy, reorganization or similar proceeding by or against the Lessee, the Lessor, the Remainderman, the Owner Participant, the Indenture Trustee or any other Person; (vi) the invalidity, illegality or unenforceability of this Lease, any other Transaction Document or any other instrument referred to herein or therein or any other infirmity herein or therein or any lack of right, power or authority of the Lessor, the Remainderman, the Lessee, the Owner Participant, the Indenture Trustee, any Noteholder, the Pass Through Trustee, or any other Person to enter into this Lease, any other Transaction Document or to perform the obligations hereunder or thereunder or consummate the transactions contemplated hereby or thereby or any doctrine of force majeure, impossibility, frustration or failure of consideration; (vii) the breach or failure of any warranty or representation made in this Lease or any other Transaction Document by any Lessee, the Lessor, the Remainderman, the Owner Participant, the Indenture Trustee, or any other Person; or (viii) any other circumstance or happening whatsoever, whether or not similar to any of the foregoing. The Lessee hereby waives, to the extent permitted by Applicable Law, any and all rights that it may now have or that at any time hereafter may be conferred upon it, by statute or otherwise, to modify, terminate, cancel, quit or surrender this Lease or to effect or claim any diminution or reduction of Rent payable by the Lessee hereunder, except in accordance with the express terms hereof. The Lessee agrees that, if for any reason whatsoever this Lease shall be terminated in whole or in part by operation of law or otherwise, then, except as otherwise provided herein (including, without limitation, Section 16 hereof ), the Lessee shall pay, to the maximum extent permitted by Applicable Law, to the Lessor or any other Person entitled thereto, an amount equal to Interim Rent, each installment of Basic Rent and all Supplemental Rent at the time such payment would have become due and payable in accordance with the terms hereof had this Lease not been terminated in whole or in part. Each payment of Rent made by the Lessee hereunder shall be final and the Lessee shall not seek or have any right to recover all or any part of such payment from the Lessor or any Person for any reason whatsoever except payments made in error. All covenants, agreements and undertakings of the Lessee herein shall be performed at its cost, expense and risk unless expressly otherwise stated. Nothing in this Section 4 or elsewhere shall be construed as a guaranty by the Lessee of any residual value in the Leased Property or as a guaranty of the Notes or the Pass Through Certificates. The Lessee's absolute and irrevocable covenant to pay Rent, as provided in this Section 4, shall not affect the Lessee's rights, at law or in equity, otherwise to enforce the Lessor's obligations under this Lease or any other Transaction Documents, or to bring an action at law or in equity against the Lessor or the Owner Participant based on such party's gross negligence (or, with respect to claims which arise while the Lessor or the Owner Participant is present on the Leased Property, negligence), willful misconduct, misrepresentation or breach of contract.


      SECTION 5.  Use of the Premises; Relinquishment of Possession.

      (a) Use. The Lessee shall use and occupy the Leased Property for any use permitted by Applicable Law. The Lessee shall not permit any use that constitutes a public or private nuisance or any unlawful use upon or in the Leased Property or any portion thereof. In addition, Lessee at its option, so long as it is in compliance with each of its obligations hereunder and under the other Transaction Documents, may elect to not use the Leased Property and leave it vacant, provided that (a) if Lessee is Investment Grade, the Leased Property may not be left vacant for more than six (6) years and (b) if Lessee is not Investment Grade, the Leased Property may not be left vacant for more than three (3) years.

      (b) Termination. Unless the Lessee has theretofore acquired the Leased Property as provided herein, on the Lease Termination Date the Lessee shall surrender possession of the Leased Property to the Lessor (or to a Person specified by the Lessor to the Lessee in writing not less than 30 days prior to the Lease Termination Date unless such Lease Termination Date results from a termination pursuant to Section 16, in which event without prior notice). At the time of such surrender, the Leased Property shall be free and clear of all Liens (other than Permitted Liens described in clauses (a), (b) (c), (h) and (j) of the definition of Permitted Liens) and in the condition and state of repair required by Section 8(a)(i), as evidenced in part by, at the Lessor's request, (1) the delivery by the Lessee of the Environmental Report set forth in Section 9.3 of the Participation Agreement, and (2) an inspection by the Lessor of the Leased Property pursuant to the terms of Section 8(b) of the Lease.


      SECTION 6.  Warranty of the Lessor.

      (a) Title; Quiet Enjoyment. The Lessor warrants, covenants and agrees that, unless an Event of Default shall have occurred and be continuing the Lessee's peaceable possession, use and enjoyment of the Leased Property in accordance with this Lease shall not be interfered with, interrupted or disturbed by the Lessor or any other Person claiming by or through the Lessor or acting at the direction of the Lessor (exclusive of the Indenture Trustee).

      (b) Disclaimer of Other Warranties. As among the Owner Participant, the Indenture Trustee, the Remainderman, the Lessor and the Lessee, execution by the Lessee of this Lease shall be conclusive proof of the compliance of the Leased Property with all requirements of this Lease. Except as provided in Section 6(a), the Leased Property is leased in its present condition without representation or warranty by the Lessor and subject to the existing state of title, to all Applicable Laws now or hereafter in effect and, without limiting the generality of the foregoing, to all present and future Liens (exclusive, however, of Lessor's Liens). The Lessee has examined the Leased Property and title thereto and has found all of the same satisfactory for all purposes. The Lessor has not made an inspection of the Leased Property or of any fixture or other item constituting a portion thereof, and, except as provided in Section 6(a), the Lessor makes no warranty or representation, express or implied or otherwise, with respect to the same or the location, use, description, design, merchantability, habitability, fitness for use for any particular purpose, condition or durability thereof, or as to the title thereto or ownership thereof or otherwise, it being agreed that all risks incident thereto are to be borne by the Lessee. In the event of any defect or deficiency of any nature in the Leased Property or any fixture or other item constituting a portion thereof, whether patent or latent, the Lessor shall have no responsibility or liability with respect thereto. Notwithstanding the foregoing, the Lessor, in its individual capacity, warrants and represents that on the Closing Date it shall have received whatever title to the Leased Property that was conveyed to it pursuant to the Transaction Documents, free of Lessor's Liens attributable to it (in its individual capacity). Nothing in this Section 6(b) shall be construed to constitute a waiver of or operate as an estoppel of the Lessor's or the Lessee's right to enforce any claim or right either of them may have against any third party in connection with the acquisition, design, structure, erection, assembly, installation, inspection, testing, start-up, operation and maintenance of the Leased Property or any Part thereof, or as to the quality or the material, equipment or workmanship in or of the Leased Property or any Part thereof, nor shall anything in this Section 6(b) operate to create any rights in any third party. THE LESSOR HEREBY DISCLAIMS ANY AND ALL WARRANTIES, EXPRESS OR IMPLIED (OTHER THAN AS EXPRESSLY SET FORTH HEREIN OR AS SET FORTH IN SECTION 6(a)), INCLUDING ANY WARRANTY OF MERCHANTABILITY OR FITNESS FOR A PARTICULAR PURPOSE OR OF HABITABILITY WITH RESPECT TO THE LEASED PROPERTY OR ANY FIXTURE OR OTHER ITEM CONSTITUTING A PORTION THEREOF, WHETHER ARISING PURSUANT TO THE UNIFORM COMMERCIAL CODE OR ANOTHER LAW NOW OR HEREAFTER IN EFFECT OR OTHERWISE, EXCEPT THAT THE LESSOR HEREBY REPRESENTS AND WARRANTS THAT THE LEASED PROPERTY IS AND SHALL BE FREE OF LESSOR'S LIENS ATTRIBUTABLE TO IT.

      (c) Enforcement of Certain Warranties. (i) Subject to clause (ii) below, the Lessee hereby assigns and sets over to, and the Lessor hereby accepts the assignment of, all of the Lessee's right, title and interest, and estate in, to and under, any and all warranties of and other claims against dealers, manufacturers, vendors, contractors and subcontractors relating to the construction, use and maintenance of the Leased Property or any portion thereof now existing or hereafter acquired (excluding from such assignment any such warranties and claims in respect of any property title to which is vested in the Lessee and warranties and claims which by their terms are not assignable by Lessee without loss of any of the benefits of such warranties or claims); provided, however, that the Lessor shall have no obligations under, or liabilities with respect to, any such warranties and claims.

         (ii) Unless an Event of Default shall have occurred and be continuing (i) the Lessor authorizes the Lessee (directly or through agents), at the Lessee's expense, to assert diligently for the Lessor's account, during the Lease Term, all of the Lessor's rights (if any) under any applicable warranty and any other claim that the Lessee or the Lessor may have against any vendor, manufacturer, contractor or subcontractor with respect to the Leased Property or any portion thereof; and (ii) any amount recovered by the Lessee under any such warranty or other claim against any vendor, manufacturer, contractor or subcontractor shall be applied in accordance with Sections 9(f), (g) and (h).

         (iii) Unless an Event of Default shall have occurred and be continuing, the Lessor agrees, at the Lessee's expense, to cooperate with the Lessee and take all action reasonably necessary as specifically requested by the Lessee to enable the Lessee to enforce all of the Lessee's rights (if any) under this Section 6, such rights of enforcement to be exclusive to the Lessee and further agrees that (unless an Event of Default shall have occurred and be continuing) it will not, during the Lease Term, amend, modify or waive, or take any action under, any applicable warranty and any other claim that the Lessee may have under this Section 6 without the Lessee's prior written consent. The Lessee agrees, at its expense, to diligently assert all of their rights under such warranties and any other claims that the Lessee may have against such vendor, manufacturer, contractor or subcontractor with respect to the Leased Property or any portion thereof. Any amount recovered by the Lessee under any such warranty or other claim against such vendor, manufacturer, contractor or subcontractor shall be applied in accordance with Sections 9(f), (g) and (h) of this Lease.


      SECTION 7.  Liens.

      The Lessee shall not directly or indirectly create, incur or suffer to exist any Lien on or with respect to the Leased Property or the Lessor's or Remainderman's title thereto or interest therein except Permitted Liens. The Lessee, at its expense, shall promptly take and diligently pursue such action as may be necessary to discharge any Lien (other than Permitted Liens) that may arise.


      SECTION 8.  Operation and Maintenance; Modifications.

      (a) Operation and Maintenance.

         (i) The Lessee shall (aa) keep and maintain all portions of the Leased Property in good condition and will make all repairs and replacements necessary to keep all portions of the Leased Property in good repair and condition consistent with the standard of maintenance employed by the Lessee as of the Closing Date with respect to similar properties located in the general geographic area where the Leased Property is located, provided that nothing contained in this Lease shall be deemed to prevent Lessee from changing the interior configuration of the Leased Property so long as the Leased Property continues to be maintained as specified above; (bb) use, possess, occupy, maintain and repair the Leased Property and make Modifications (if any) in compliance with all Applicable Laws (including without limitation Environmental Laws) and applicable Governmental Actions, other than any Applicable Law or Governmental Action (x) being contested in good faith by appropriate proceedings in accordance with the provisions of Section 8(i) or (y) prior to the last day of the Lease Term the failure to comply with which would not have an adverse effect on the value, utility or remaining useful life of the Leased Property except to an insignificant extent; (cc) use, possess, service, maintain or repair the Leased Property in all material respects as may be required to comply in all material respects with the conditions of all insurance policies required to be maintained pursuant to Section 10 and to preserve warranty rights referred to in Section 6(c); (dd) use, possess, occupy, maintain and repair the Leased Property and make modifications in compliance in all material respects with the obligations of Lessor relating to the Leased Property under all Permitted Exceptions; and (ee) use, possess, service, maintain and repair the Leased Property so as to keep the Leased Property maintained in a manner at least equal to the care and diligence used by the Lessee with respect to similar buildings or property owned or leased by it and utilized in the operation of the Lessee's Business in the general geographic area where the Leased Property is located, provided, that with respect to the structural components of the Leased Property, such structural components shall be maintained in a manner at least equal to the care and diligence used by Lessee with respect to similar property owned or leased by it wherever located.

         (ii)   [INTENTIONALLY OMITTED]

         (iii)  [INTENTIONALLY OMITTED]

         (iv) The Lessee shall deliver a notice to the Lessor promptly upon the Lessee's becoming aware of or receiving notice of the intent by a Governmental Authority to (x) take an action that would constitute a Condemnation, (y) investigate the Leased Property for a material violation of Applicable Law under which liability may be imposed on the Owner Participant or the Lessor, or (z) investigate the Leased Property for any violation of Applicable Law under which criminal liability may be imposed upon the Owner Participant or the Lessor.

      (b) Inspection. Upon not less than 15 days' notice to the Lessee or immediately if an Event of Default shall have occurred and be continuing, any of the Lessor, the Remainderman, the Owner Participant and the Indenture Trustee and their authorized representatives shall have the right to inspect the Leased Property (subject, in each event, to Applicable Law and applicable confidentiality undertakings and reasonable restrictions to access and procedures as may be established by the Lessee) at their expense, during normal business hours and at reasonable intervals accompanied by representatives of the Lessee designated by the Lessee; provided, that, unless an Event of Default shall have occurred and be continuing, any inspection hereunder shall not unreasonably interfere with, interrupt or disturb the normal conduct of the Lessee's Business. Upon not less than 15 days' notice to the Lessee or immediately if an Event of Default shall have occurred and be continuing, the Lessor, the Remainderman, the Owner Participant and the Indenture Trustee and their respective authorized representatives shall have the right (subject, in each event, to Applicable Law and applicable confidentiality undertakings and reasonable procedures as may be established by the Lessee), at their expense, to inspect the books and records of the Lessee as relating to the Leased Property and, with the reasonable consent of the Lessee, to make copies of and extracts therefrom (other than copies of and extracts from proprietary data and information), and may, at their expense and upon 15 days' notice to the Lessee discuss the Lessee's affairs, finances and accounts with Lessee's executive officers, all during normal business hours at reasonable intervals; provided, that, unless an Event of Default shall have occurred and be continuing, any inspection hereunder shall not interfere with, interrupt or disturb the normal conduct of the Lessee's Business. None of the Lessor, the Owner Participant, the Remainderman or the Indenture Trustee shall have any duty whatsoever to make any inspection referred to in this Section 8(b) or shall incur any liability or obligation by reason of not making any such inspection.

      (c) Modifications. The Lessee, at its expense (unless financed by the Lessor as provided in Section 8(f)) and subject to Section 8(i), shall make any Modification required by any Applicable Law or Governmental Action. So long as no Event of Default or Special Default has occurred and is continuing, the Lessee may also make any Modifications that the Lessor agrees to finance pursuant to Section 8(f) below. So long as no Event of Default or Special Default has occurred and is continuing, the Lessee, at its expense (unless financed by the Lessor as provided in Section 8(f)), from time to time may make any other Modification that the Lessee, in its sole discretion, may deem necessary or desirable; provided, however, that the Lessee shall not have the right to make any Modification (other than Modifications referred to in the first sentence of this Section 8(c)) if such Modification would diminish the value, utility or remaining useful life of the Leased Property (other than to an insignificant extent) or cause the Leased Property to be characterized as limited use property (as described in Section 4.09 of Revenue Procedure 75-28 or Revenue Procedure 76-30). The Lessor shall not make any Modification prior to the Lease Termination Date without the prior written consent of the Lessee.

      (d) [INTENTIONALLY OMITTED]

      (e) Title to Modifications. Title to each Modification and shall vest as follows:

         (i) in the case of each Nonseverable Modification, the Lessor shall, to the extent permitted by Applicable Law, without further act, effective on the date such Nonseverable Modification shall have been completed, acquire title to such Nonseverable Modification and the Lessee agrees to execute such deeds or other instruments required by Applicable Law to confirm or effect such passage of title;

         (ii) in the case of each Severable Modification for which the Lessor shall have provided or arranged financing (in whole or in part) of the cost of such Modification by a Supplemental Financing or an Approved Equity Financing, the Lessor shall, without further act, effective on the date such Supplemental Financing or Approved Equity Financing shall have been provided, acquire title to such Modification and the Lessee agrees to execute such deeds or other instruments required by Applicable Law to confirm or effect such passage of title; and

         (iii) in the case of each Severable Modification for which the Lessor shall not have provided or arranged financing (in whole or in part) of the cost of such Modification by Supplemental Financing or an Approved Equity Financing, the Lessee shall retain title to such Modification.

      Immediately upon title to a Modification vesting in the Lessor pursuant to subparagraph (i) or (ii) of this Section 8(e), such Modification shall, without further act, become subject to this Lease and be deemed part of the Leased Property for all purposes hereof. Upon request by the Lessor or the Lessee, the Lessor and the Lessee shall execute, acknowledge, and deliver a supplement to this Lease confirming the addition of any Modification which, pursuant to this Section 8(e) shall become part of the Leased Property.

      Modifications title to which remains in the Lessee pursuant to subparagraph (iii) of this Section 8(e) shall not be deemed a part of the Leased Property and in case of a Casualty, the Lessee shall have the right to recover the value thereof as its own loss from any insurance company with which it has insured the same, or to claim an award in the event of Condemnation, notwithstanding that any such Modifications might be considered a part of the Leased Property, subject to Section 9(f).

      (f) Funding of the Costs of Modifications.

         (i) Based upon a request from the Lessee, the Owner Participant may in its sole discretion make an equity investment in any Modification, but shall have no obligation to do so, in accordance with the procedures of this subparagraph (f). If the Owner Participant agrees to make such an equity investment, the Owner Participant shall finance through an equity investment in the Lessor the costs of such Modifications referred to in any such notice (an "Approved Equity Financing"). In connection with any such financing, the parties shall enter into an amendment to this Lease pursuant to which the Lessee agrees to lease the Modifications financed by the Owner Participant pursuant to this subparagraph (i) for a term equal to the remainder of the Basic Term and any exercised Renewal Terms and for the Basic Rent determined in accordance with this subparagraph (i) and otherwise on the same terms and conditions as set forth in the Lease. Basic Rent, Termination Value and Casualty Value shall be adjusted so that the Basic Rent payable by the Lessee with respect to any Modifications will provide the Owner Participant with a net economic return comparable to the net economic return on comparable transactions with comparable credits at the time being financed by the Owner Participant Parent or its Affiliates as may be determined by the Owner Participant in its sole judgment.

         (ii)   [INTENTIONALLY OMITTED]

         (iii)  If the Owner Participant does not, pursuant to this
      Section 8(f), finance the entire cost of any Modification through an equity investment in the Lessor, the Lessee may request the Lessor to issue, and upon such request the Lessor shall execute, such documents and instruments, in form and substance reasonably satisfactory to the Lessor, as shall have been provided to it by the Lessee in order to effect the issuance to one or more Persons (other than the Lessee, Affiliates or any other Person affiliated with the Lessee within the meaning of Section 318 of the Code or any agent thereof) of one or more series of Additional Notes under the Indenture, and shall use the proceeds thereof to pay the cost of such Modification (to the extent not financed by an Approved Equity Financing) subject to Section 9.2 of the Participation Agreement and
      Section 2.13 of the Indenture (a "Supplemental Financing").

      (g) Removal of Property. Subject to compliance with Applicable Law and so long as no Event of Default shall have occurred and be continuing, the Lessee at any time during the Lease Term may remove any Severable Modification or any other property to which the Lessee shall have title; provided that the Lessee, at its expense and prior to the Lease Termination Date, shall repair any damage to the Leased Property caused by such removal and (in the case of any removal of property not constituting a Severable Modification) shall restore any diminishment (except to an insignificant extent) in the value, utility or remaining useful life of the Leased Property caused by such removal. In addition, if at any time during the Lease Term the Lessee shall conclude that any property included in the Leased Property in respect of which the Lessor shall have title is unnecessary and can be removed without diminishment of the value, utility or remaining useful life of the Leased Property, the Lessee may remove such property and, upon such removal, without further act, title thereto shall vest in the Lessee or in such Person as shall be designated by the Lessee, free of the Lien of the Indenture; provided, that, at any time after the Lessee shall have removed an aggregate of such property having an aggregate original cost of more than $200,000, the Lessee shall give the Lessor, the Owner Participant, the Remainderman and the Indenture Trustee written notice that such property has been removed and pay the net proceeds of sale of such removed property to Lessor. If any component is removed from the Leased Property for the purpose of replacement thereof with another component, title to such removed component shall remain in the Lessor, no matter where such removed component is located, until such time as the component constituting a replacement thereof shall have been incorporated into the Leased Property, at which time, without further act, title to such removed component shall vest in the Lessee or in such Person as shall be designated by the Lessee, free of the Lien of the Indenture. Each such replacement component shall be free and clear of all Liens (except Permitted Liens), shall upon installation become a part of the Leased Property (with title thereto vesting in the Lessor), shall be in good operating condition as, and shall have a value, utility and remaining useful life at least equal to, that of the component removed and the removal thereof shall not diminish the value, utility and remaining useful life of the Leased Property, it being assumed for purposes of this sentence that such removed component was in the condition and state of repair required by Section 8(a).

      (h) Trade and Other Fixtures. All trade and other fixtures, personal property, machinery, equipment and the like in the Leased Property (as described in Schedule 9 of the Participation Agreement or Section 8(e)(iii) of this Lease) are acknowledged by the Lessor to be the Lessee's property and do not constitute part of the Leased Property (all such fixtures, property, machinery, equipment and the like (other than those expressly made subject to the Lease pursuant to a Lease Supplement) being referred to as "Lessee's Property"). Without the Lessor's prior written approval, the Lessee may alter or improve or substitute or remove any Lessee's Property as it may desire, at its own expense. The Lessee shall be under no obligation to maintain, repair or replace any such Lessee's Property in accordance with this Lease or otherwise and the provisions of this Section 8 (other than this subparagraph (h)) shall not apply to the Lessee's Property. Any such Lessee's Property now or hereafter made, purchased or installed by or for the Lessee shall remain the property of the Lessee and in case of a Casualty, the Lessee shall have the right to recover the value thereof as its own loss from any insurance company with which it has insured the same, or to claim an award in the event of Condemnation, notwithstanding that any Lessee's Property might be considered a part of the Leased Property. Without the Lessor's consent, the Lessee may remove all or any of such Lessee's Property at any time during the Lease Term, or, with Lessor's consent, the Lessee may abandon the same, in whole or in part, to the Lessor at the expiration or earlier termination of the Lease Term by vacating the Leased Property without removing the same, in which case such property shall become part of the Leased Property for the purposes of Section 5(b); provided that in the case of any such removal, the Lessee shall repair any damage to the Leased Property caused by such removal. If an Event of Loss shall have occurred, the Lessee shall be solely entitled to any condemnation award or insurance proceeds attributable to the Lessee's Property. The Lessor shall have the option, exercisable at any time within 60 days prior to the end of the Lease Term, to purchase all or any part of Lessee's Property for a purchase price equal to the lower of the cost or the Fair Market Sales Value of such Lessee's Property.

      (i) Contest of Requirements of Law. If, with respect to any requirement of Applicable Law or any Governmental Action relating to the use, operation, maintenance or repair of the Leased Property or the construction or installation of any Modification, (i) the Lessee is contesting diligently and in good faith by appropriate proceedings such requirement or Governmental Action, or (ii) compliance with such requirement or Governmental Action shall have been excused or exempted by a valid nonconforming use permit, waiver, variance, extension or forbearance exempting the Lessee from such requirement or Governmental Action or (iii) the Lessee shall be making a good faith effort and shall be diligently taking appropriate steps to comply with such requirement or Governmental Action (and if no Event of Default has occurred and is continuing, unless the Lessee shall have posted security of a type acceptable to the Lessor in an amount sufficient to compensate the Lessor if such Event of Default is not cured, remedied or waived or otherwise ceases to exist), then the failure by the Lessee to comply with such requirement or Governmental Action shall not constitute a Default or Event of Default hereunder; provided that such contest or noncompliance does not extend beyond the last day of the Lease Term and does not involve (1) any danger of foreclosure, forfeiture or loss of the Leased Property or any part thereof, (2) criminal liability being imposed on the Lessor, the Trust, the Owner Participant, the Remainderman, the Indenture Trustee or any Noteholder, (3) any substantial danger of the sale of, or the creation of any Lien (other than a Permitted Lien) on, the Leased Property, (4) material civil liability being imposed on the Lessor, the Trust Estate, the Owner Participant, the Remainderman, the Indenture Trustee or any Noteholder or (5) with respect to the conditions noted in clause (ii) above, the extension of the ultimate imposition of such Applicable Law beyond the last day of the Lease Term if the exemption in question shall not be available to the Lessor, any subsequent lessee or any purchaser of the Leased Property after the end of the Lease Term. The Lessee shall provide the Lessor with notice of any contest of the type described in clause (i) above in detail sufficient to enable the Lessor to ascertain whether such contest would be reasonably likely to have any adverse effect of the type described in the above proviso.

      (j) Investment Credit Pass-Through. The Lessor agrees that, upon the reasonable request of the Lessee, it will cooperate in good faith with the Lessee to pass through or make available to the Lessee any credit that might be allowable for Federal income tax purposes in connection with the acquisition, installation or use of any Modification or any repair, construction or reconstruction of the Leased Property, in each case that is financed by the Lessee; provided, however, in no event shall the Lessor or the Owner Participant be required hereunder to take any action that in the good faith judgment of the Owner Participant could adversely affect the Lessor or the Owner Participant.


      SECTION 9.  Event of Loss.

      (a) Notice of Condemnation, Casualty or Event of Loss.

         (i) If any substantial part of the Leased Property shall suffer a Condemnation or a Casualty the Lessee shall promptly, and in any case within 10 Business Days after such event, so notify the Lessor.

         (ii) If an Event of Loss shall occur, then the Lessee may, at its sole election and by written notice to the Lessor, within 180 days after the occurrence of such Event of Loss, determine whether or not the Lessee desires to reconstruct the Leased Property pursuant to Section 9(b); provided, however, that the Lessee may not elect to reconstruct the Leased Property pursuant to Section 9(b) unless an independent architect selected by the Lessee and reasonably acceptable to the Lessor shall have determined that the Leased Property is reasonably expected to be substantially completed in accordance with Section 9(b) within the period ending on the earlier of (a) the second anniversary of the date of the Event of Loss or (b) the scheduled Lease Termination Date.

      (b) Repair. If the Leased Property or any part thereof shall suffer a Condemnation or Casualty which does not constitute an Event of Loss, or if an Event of Loss occurs and the Lessee does not elect to terminate this Lease pursuant to Section 9(c), the Lessee shall make or cause to be made such repairs as are necessary to ensure that the Leased Property is maintained in the condition and state of repair required under Section 8(a)(i) and all insurance proceeds or condemnation awards payable with respect to such event shall be made available to Lessee to effect such repair in accordance with Section 9(g). In such event, the Lessee shall, within one year of the occurrence of such Condemnation or Casualty, commence the reconstruction of the Leased Property so that the reconstruction is completed by the earlier of (i) the second anniversary of the Casualty and (ii) the Lease Termination Date and the resulting Leased Property shall have a value, utility and remaining useful life at least equal to that which the Leased Property had immediately prior to its destruction or damage. No Rent shall be abated hereunder during the time in which the Lessee undertakes its repairs.

      (c) Event of Loss; Payment of Casualty Value. If an Event of Loss shall occur and the Lessee does not elect to repair the Leased Property pursuant to Section 9(b), the Lessee shall pay to the Lessor and the Remainderman on the applicable Casualty Value Date specified below, the Casualty Value determined as of the aforesaid Casualty Value Date to the extent not previously paid to the Lessor or Indenture Trustee as insurance proceeds or condemnation awards. From the date of the Event of Loss to and including the Casualty Value Date specified below, all Rent shall continue to accrue and be paid by the Lessee when due. Such Casualty Value shall be paid by the Lessee on the Casualty Value Date occurring next after the 90th day after the date of Lessee's notice pursuant to Section 9(a)(ii), (provided, that if insurance or other proceeds have been received by the Lessee for such Event of Loss prior to such date, such proceeds shall be paid to the Lessor by the 30th day after receipt of such proceeds), together with all unpaid Rent due on or before such Casualty Value Date plus an amount equal to the reasonable fees and out-of-pocket expenses of the Owner Participant, the Remainderman, the Lessor and the Indenture Trustee related to such Event of Loss. The Lessee, at its own cost, shall take all appropriate action in connection with any claim relating to an Event of Loss and the payment of Casualty Value; however, the Lessor, the Remainderman and the Indenture Trustee may participate in any such action at their own cost. Upon the payment of the Casualty Value and the other amounts payable by the Lessee specified above, the Lessor shall effect a Transfer to the Lessee. In the event that the Lessor shall effect a Transfer to the Lessee, neither the Lessee nor its Affiliate shall use the Leased Property in Lessee's Business for a period of at least five (5) years following the date of termination of this Lease, nor shall the Lessee rebuild the Improvements to a size (measured by total rentable square feet) which is within five percent (5%) of the size of the Improvements prior to the Event of Loss or to the same configuration as the Improvements prior to the Event of Loss.

      (d) Other Condemnation or Casualty. In the case of a Condemnation or Casualty not constituting an Event of Loss or with respect to which the Lessee does not elect to terminate this Lease pursuant to Section 9(c), this Lease shall continue, and each and every obligation of the Lessee hereunder and under each Transaction Document shall remain in full force and effect.

      (e) Termination of Lease Term. Upon a Transfer by the Lessor to the Lessee pursuant to Section 9(c) and the payment of the amounts specified in the Indenture, the Notes and this Lease to the Persons entitled thereto, the Lease Term shall end without further act on the part of the Lessor or the Lessee and all of the obligations of the Lessee hereunder (other than any obligation expressed herein as surviving termination of this Lease) shall cease. In all other cases set forth in this Section 9, the Lease Term shall continue and this Lease shall remain in full force and effect.

      (f) Application of Payments on an Event of Loss and Lease
Termination. Payments received by the Lessor (other than proceeds of insurance carried by the Lessor or the Owner Participant pursuant to
Section 10(b)) or the Lessee (other than proceeds of insurance carried by or on behalf of the Lessee pursuant to Section 8(h) or Section 10(b)) from any Governmental Authority, insurer or other Person, plus the amount of any payments that would have been due from an insurer but for the Lessee's self-insurance or policy deductibles, as a result of an Event of Loss to which
Section 9(c) applies shall be applied as follows:

         (i) all such payments shall be promptly paid to the Lessor for application pursuant to the following provisions of this Section 9(f), except that the Lessee may retain any amounts that at the time are payable to the Lessee under the provisions of clauses (ii) or
      (iii) below;

         (ii) so much of such payments (applying any payments from insurers (including payments attributable to any Lessee's self-insurance) before any payments from other Persons (including Governmental Authorities)) as shall not exceed the amount of Casualty Value and other amounts required to be paid by the Lessee pursuant to Section 9(c) shall be applied in reduction of the Lessee's obligation to pay such amount if the same has not already been paid by the Lessee or, if the same has already been fully paid by the Lessee, shall be applied to reimburse the Lessee for its payment of such amount; and

         (iii) the balance, if any, of such payments representing proceeds of insurance carried by the Lessee and amounts attributable to self-insurance by the Lessee shall be paid over to, or retained by, the Lessee; and

         (iv) the balance, if any, of such payments representing payments received from any Governmental Authority, insurer or other Persons shall be paid as follows: (A) to the Lessee, an amount equal to such balance multiplied by a fraction, the numerator of which shall be the number of days remaining in the Basic Term and all Fixed-Rate Renewal Terms (or if the Lessee has exercised its option under Section 12(b), the number of days remaining in the current Fair Market Renewal Term) as of the date of the occurrence of the Event of Loss and the denominator of which shall be the number of days equal to the remaining useful life of the Leased Property as of such date, and (B) to the Lessor and the Remainderman, an amount equal to the remainder of such balance, as their interests may appear.

      (g) Application of Payments Not Relating to a Lease Termination. Payments received by the Lessor (other than proceeds of insurance carried by the Lessor or the Owner Participant pursuant to Section 10(b)) or by the Lessee (other than proceeds of insurance carried by or on behalf of the Lessee pursuant to Section 8(h) or Section 10(b)) from any Governmental Authority, insurer or other Person, plus the amount of any payments that would have been due from an insurer but for Lessee's self-insurance or policy deductibles, with respect to any Condemnation or Casualty not constituting an Event of Loss, or with respect to which the Lessee does not elect to terminate this Lease pursuant to Section 9(c), shall be applied as follows:

         (i) an amount of such payments from insurers or from other Persons including Governmental Authorities, but excluding payments attributable to any Lessee's self-insurance, equal to the Cost Threshold shall be paid over to, or retained by, the Lessee, which the Lessee agrees to use for repair or replacement of the Leased Property pursuant to Section 9(b) or, in the case of a Condemnation, at the Lessee's option, to restore the affected property as nearly as reasonably possible to its condition, function and use existing immediately prior to such Condemnation;

         (ii) the balance of such payments from insurers or from other Persons including Governmental Authorities, but excluding payments attributable to the Lessee's self-insurance, shall be held by the Lessor or (so long as the Indenture shall be in effect) the Indenture Trustee as security for the obligations of the Lessee under this Lease, but any amounts so held shall be released and paid over to the Lessee from time to time so long as no Special Default shall have occurred and be continuing, in each case upon presentation to the Lessor or the Indenture Trustee, as the case may be, of a Lessee Request specifying the amount so to be released, and annexing invoices (not previously paid using funds referred to in subparagraph (i) of this Section 9 or previously used as a basis for any release of funds pursuant to this Section 9(g)) demonstrating expenditures made or to be made by the Lessee upon receipt of such funds, in either case, as required by Section 9(b) for repair of the Leased Property in excess of amounts attributable to the Lessee's self-insurance or policy deductibles or, in the case of a Condemnation, at the Lessee's option, to restore the Leased Property as nearly as reasonably possible to its condition, function and use existing immediately prior to such Condemnation;

         (iii) the balance, if any, of such payments representing proceeds of insurance carried by the Lessee shall be paid over to, or retained by, the Lessee; and

         (iv) the balance, if any, of such payments from any Governmental Authority or other source shall be paid to the Lessor, the Remainderman and the Lessee in proportion to the loss suffered by each.

      (h) Application During Event of Default. Notwithstanding the foregoing provisions of this Section 9 or the provisions of Section 10, if an Event of Default shall have occurred and be continuing, any amount that otherwise would be payable to or for the account of, or that otherwise would be retained by, the Lessee pursuant to Section 10 or this Section 9 (except as otherwise provided in Section 8(h)) shall be paid to the Lessor or, so long as the Indenture shall be in effect, to the Indenture Trustee, as security for the obligations of the Lessee under this Lease; provided, however, that if such Event of Default shall be cured, remedied or waived or otherwise cease to exist, any such amounts held by the Lessor or the Indenture Trustee, as the case may be, shall be promptly released and paid over to the Lessee.

      (i) Temporary Condemnation. Notwithstanding any other provision to the contrary contained in this Section 9, in the event of a temporary condemnation, this Lease will remain in full force and effect and Lessee will be entitled to the proceeds allowable to such temporary condemnation and Lessor will pay over to Lessee any amounts received by Lessor with respect thereto; except that such portion of the proceeds allocable to the time period after the Termination Date will be paid to Lessor or the Remainderman in accordance with their interests.

      (j) Substitution Right. In the event that Lessee has the right to terminate this Lease following an Event of Loss, in lieu of paying to the Lessor the Casualty Value pursuant to Section 9(c), Lessee may utilize its right of substitution pursuant to Section 14.


      SECTION 10.  Insurance.

      (a) Required Insurance.

         (i) Subject to the provisions of Sections 10(c) and (d), the Lessee shall carry and maintain, or cause to be carried and maintained, the following insurance coverage, in each case with insurers having an A.M. Best Company ("Best's") rating of at least "B+" (or a comparable rating from Best's) or such other insurers selected by the Lessee and reasonably acceptable to the Lessor:

                (A) special form property insurance (all risk type), with respect to the Leased Property, including, without limitation, fire, theft, flood, water damage, collapse, earthquake, windstorm, hail, boiler and machinery (if objects exist), lightning, explosion, falling objects (i.e., aircraft), back-up and seepage of sewers and drains, and business interruption, and with coverage limits at least equal to full (100%) replacement cost of the Leased Property, exclusive of architectural and engineering fees, excavation footings and foundations, and with such other terms as are comparable to such special form property insurance (all risk type) maintained generally by entities engaged in the Lessee's Business with respect to buildings and property similar in size and use to the Leased Property occupied by entities engaged in the Lessee's Business in the same geographic area ("Similar Buildings"), endorsed to provide that (l) losses shall be adjusted as provided in Section 10(a) (iii), (2) the Lessor (in its individual and trust capacity), the Remainderman, the Owner Participant, and, so long as any Notes are Outstanding, the Indenture Trustee (in its individual and trust capacity) (collectively, the "Additional Insureds") are included as the additional insureds, as their interests may appear, but shall not be liable for the payment of premiums, (3) any payment thereunder shall be made to the Indenture Trustee so long as the Indenture is in effect, and otherwise to the Lessor, except, provided that no Event of Default has occurred and is continuing, that payments of less than the Cost Threshold shall be paid solely to any Lessee, (4) if available in the commercial insurance market without imposing unduly burdensome terms and conditions on the Lessee, the insurer thereunder waives all rights to subrogation against the Additional Insureds with respect to their respective interests in the Leased Property, and (5) such insurance shall be primary without right of contribution of any other insurance carried by or on behalf of any Additional Insured with respect to its interest in the Leased Property; and

                (B) commercial general liability insurance covering claims arising out of the ownership, operation, maintenance, condition or use of the Leased Property in such amounts not less than $50 million (provided that this provision shall not be implied to bind any subtenant to maintain such insurance in excess of $1 million) combined single limit per occurrence and with such other terms as are comparable to the commercial general liability insurance that is maintained generally by entities engaged in the Lessee's Business with respect to Similar Buildings, endorsed as provided in clauses (2), (4) and
          (5) of Section 10 (a) (i) (A).

         (ii) Prior to the expiration of such insurance, the Lessee shall renew such insurance and within 10 days after such renewal, the Lessee shall furnish the Lessor a report that includes: (A) a copy of the certificate of insurance signed by an independent insurance broker or the insurer, describing in detail the insurance then maintained pursuant to this Section 10; and (B) a certificate signed by a Responsible Officer of the Lessee stating that such insurance and any self-insurance maintained by the Lessee is in accordance with this Section 10.

         (iii) All losses shall be adjusted with the insurance companies and all insurance proceeds shall be collected, including by the filing of appropriate proceedings, by or on behalf of the Lessee, and all insurance proceeds paid in respect of insurance maintained pursuant to Section 10(a) (i) (A) shall be paid as provided in
      Section 10(a) (i) (A) (3) and be applied as provided in Section 9(f), (g), (h) or (i), as the case may be, subject, however, to any priority allocations of such proceeds as set forth in the insurance policies or as required under Applicable Law.

         (iv) Provided that such endorsements are available in the commercial insurance market, the Lessee shall obtain endorsements to the insurance policies carried pursuant to Section 10(a) (i) providing that (w) the insurers waive any right of set-off or counterclaim or any other deduction, whether by attachment or otherwise, in respect of any liability of any Lessee or any Additional Insured (unless obtaining this endorsement in the commercial insurance market would impose unduly burdensome terms and conditions on the Lessee), (x) the respective interests of the Additional Insureds shall not be invalidated by any act or neglect by any Lessee, including breach of any warranty contained in such policies, (y) no lapse, cancellation or material change with respect to such policies shall be effective as to an Additional Insured until at least 30 days after receipt by such Additional Insured of written notice thereof and (z) the coverage afforded by such policies shall not be affected by the performance of any work in or about any Modification.

      (b) Other Insurance. Nothing in this Section 10 shall prohibit the Lessee from maintaining at its expense insurance on or with respect to the Leased Property, naming the Lessee as insured and/or loss payee for an amount greater than the insurance required to be maintained under this section 10, unless such insurance would conflict with or otherwise limit the availability of or coverage afforded by insurance required to be maintained under Section 10(a). Nothing in this Section 10 shall prohibit the Lessor or the Owner Participant from maintaining at its expense other insurance on or with respect to the Leased Property or the operation, use and occupancy of the Leased Property, naming the Lessor or the Owner Participant as insured and/or loss payee, unless such insurance would conflict with or otherwise limit the insurance required to be maintained under Section 10(a).

      (c) Self-Insurance. Notwithstanding anything to the contrary in this Lease, the Lessee may satisfy all or a portion of the insurance requirements set forth in Section 10 through self-insurance by the Lessee (by means of deductibles, self-insured retentions or otherwise), provided, that the amount of such self-insurance with respect to the Leased Property per occurrence may not exceed the lesser of (i) one percent (1%) of the net worth of the Lessee and (ii) $5 million.

      (d) Insurance to be Commercially Available. If any insurance required to be maintained by the Lessee pursuant to this Section 10 is not maintained by the Lessee or any Affiliate of the Lessee because such insurance is not available in the commercial insurance markets or, with respect to the insurance required under Section 10 and any related terms required by Section 10, cannot be purchased at commercially reasonable rates (including without limitation flood and earthquake insurance), then the Lessee shall be required only to maintain such coverage or insurance at such levels as is maintained generally by the Lessee with respect to Similar Buildings, the provisions of this Section 10 to the contrary notwithstanding.


      SECTION 11. Rights To Assign or Sublease; Assignment as Security; Subordination and Attornment.

      (a) Assignment by the Lessee.

         (i) Upon 30 days prior written notice to the Lessor, without the consent of the Lessor or the Indenture Trustee, the Lessee may assign its right, title and interest in, to and under this Lease, the Leased Property or any portion thereof to any Person, provided, that such assignment shall include an assumption of all of the Lessee's obligations under this Lease and that concurrently with an assignment, the Lessee unconditionally agrees to waive any and all suretyship defenses (pursuant to a waiver in substantially the form of Exhibit B) and (A) the Indenture Trustee and the Owner Participant shall have received from Lessee's Counsel a favorable opinion in form and substance reasonably satisfactory to the Indenture Trustee and the Owner Participant as to the due authorization, execution, delivery and enforceability of such assignment and waiver, as appropriate, and to such other matters as the Indenture Trustee or the Owner Participant may reasonably request regarding such assignment, (B) no Event of Default or Special Default shall have occurred and be continuing, (C) such assignment shall not cause any adverse tax consequences to the Owner Participant, the Remainderman, the Indenture Trustee, the Pass Through Trustee, the holders of the Pass Through Certificates, or the Noteholders (other than, in the case of the Owner Participant, consequences for which the Owner Participant would be indemnified in a manner acceptable to the Owner Participant), (D) upon giving effect to the proposed assignment, the assignee will not be in breach of any covenant, agreement or condition required to be performed or observed by the assignor in the Lease, (E) the Lessee shall have duly authorized, executed and delivered to the Indenture Trustee and the Owner Participant the assignment, (F) such assignment, as appropriate, shall not violate any provisions of Applicable Law and (G) such assignment shall not release the Lessee from or impair the primary liability of the Lessee in respect of any of obligations as Lessee hereunder or in respect of any of its obligations under any of the other Transaction Documents.

         (ii) The Lessee may assign its right, title and interest in, to and under this Lease to any Person and be thereupon released from its obligations under this Lease if the Lessor shall have given its prior written consent to such assignment to such Person, which consent may be conditional; provided that no release under this
      Section 11(a)(ii) shall occur so long as any Notes are Outstanding.

      (b) Sublease by the Lessee.

         (i) Upon 30 days prior written notice to the Lessor, but without the consent of the Lessor, provided that no Event of Default or Special Default shall have occurred and be continuing, the Lessee may at any time sublease less than 50% of the rentable square footage of the Leased Property to any Person for a term not to extend beyond the expiration date of the Basic Term or the expiration date of any then exercised Renewal Terms; provided, that such subletting shall be subject and subordinate to this Lease and shall not release the Lessee from or impair the primary liability of the Lessee in respect of any of its obligations as Lessee hereunder or in respect of any of its obligations under any of the other Transaction Documents. The Lessee may grant the applicable sublessee(s) the right to extend the term of its/their sublease(s) to the extent the Lessee exercises its right to renew this Lease under Section 12 hereof. As a condition to the foregoing, no such sublease shall cause any adverse tax consequences to the Owner Participant (other than consequences for which the Owner Participant would be indemnified by the Lessee pursuant to the terms of the Transaction Documents or another written undertaking by the Lessee to indemnify the Owner Participant if the Lessee is Investment Grade (or if the Lessee is not Investment Grade, in a manner and amount acceptable to the Owner Participant in its sole discretion)).

         (ii) The Lessee, provided that no Event of Default or Special Default shall have occurred and be continuing, may at any time sublease more than 50% of the rentable square footage of the Leased Property to any Person for a term not to extend beyond the expiration date of the Basic Term or the expiration date of any then exercised Renewal Terms without the consent of the Lessor; provided, that (A) the Lessee shall be Investment Grade at the time such sublease is executed or (B) the proposed subtenant is Investment Grade at the time such sublease is executed. In all other cases, the Lessee may sublease more than 50% of the rentable square footage of the Leased Property only with the prior written consent of the Lessor, which consent will not be unreasonably withheld or delayed. No sublease entered into pursuant to this Section 11(b) shall release the Lessee from or impair the primary liability of the Lessee in respect of any of its obligations as Lessee hereunder or in respect of any of its obligations under any of the other Transaction Documents. Any such sublease shall be subject and subordinate to this Lease. The Lessee may grant the applicable sublessee the right to extend the term of its sublease to the extent the Lessee exercises its right to renew this Lease under Section 12 hereof. As a condition to the foregoing, no such sublease shall cause any adverse tax consequences to the Owner Participant (other than consequences for which the Owner Participant would be indemnified by the Lessee pursuant to the terms of the Transaction Documents or another written undertaking by the Lessee to indemnify the Owner Participant if the Lessee is Investment Grade (or if the Lessee is not Investment Grade, in a manner and amount acceptable to the Owner Participant in its sole discretion).

         With respect to any sublease described in Section 11(b)(ii) above, the Lessee must assign such sublease to the Lessor, which may further assign such sublease to the Indenture Trustee, and the sublessee shall consent in writing to such assignments and acknowledge and be bound by Section 11(c) as if the sublessee were the Lessee under this Lease Agreement.

      (c) Assignment by Lessor as Security for Lessor's Obligations. To secure the indebtedness evidenced by the Notes, the Lessor will assign to, and create a security interest in favor of, the Indenture Trustee of (i) its right, title and interest (excluding any Excepted Rights) in and to this Lease, including the right to receive payments of Rent (excluding any Excepted Payments), to the extent provided in the Indenture, and (ii) its right, title and interest in and to the Leased Property. The Lessee hereby
(x) consents to such assignment and such security interest and to the terms of the Indenture, (y) agrees that the Lessee shall pay directly to the Indenture Trustee at the Indenture Trustee's Office (until the Lien of the Indenture and the Related Supplemental Indenture shall have been discharged) all amounts of Rent (other than Excepted Payments) due or to become due to the Lessor, and (z) agrees that, to the extent provided in the Indenture (until the Lien of the Indenture shall have been discharged), the Indenture Trustee shall have or shall share with the Lessor such rights of the Lessor hereunder (other than Excepted Rights and the right to receive Excepted Payments) as are specified in the Indenture.

      (d) Other Assignments by the Lessor. During the Lease Term, the Lessor may transfer, sell or convey the Leased Property or assign its rights and obligations under this Lease only in accordance with the Transaction Documents, including, without limitation, the limitations contained in Section 5.5 of the Indenture and Article VIII of the Participation Agreement.

      (e) Attornment. Subject to the terms of Sections 6.4(b), 6.5(b) and 6.8(b) of the Participation Agreement, this Lease and the Lessee's interest hereunder shall be subject and subordinate to the Indenture, the Related Supplemental Indenture and any amendments, modifications, extensions or renewals thereof. The provision of this subsection shall be self-operative and no further instrument of subordination shall be required. In the event of (i) the foreclosure of any mortgage made by the Lessor covering the Leased Property (including, without limitation, the Indenture), (ii) the giving of a deed in lieu of foreclosure by the Lessor with respect to the Leased Property, (iii) a transfer of the Leased Property resulting from the filing of a petition in bankruptcy or other similar insolvency proceeding by or against the Lessor, or (iv) any other transfer by the Lessor of title to the Leased Property permitted by the terms of the Transaction Documents, then the Lessee shall, at the request of the purchaser or transferee, as the case may be, attorn to the purchaser or other transferee, including the Indenture Trustee, upon any such foreclosure, sale or transfer, and recognize such purchaser or other transferee as the Lessor under this Lease. The purchaser or other transferee (i) shall not be liable for prior acts or omissions of the Lessor (but in no event shall such purchaser or other transferee be relieved from its obligation to comply with this Lease from and after the date such purchaser or other transferee acquires its interest), (ii) shall not be subject to any claims, offsets, defenses or counterclaims, which the Lessee may have against the Lessor, (iii) shall not be bound by any payment of Basic Rent that the Lessee might have paid for more than one six month period to the Lessor and (iv) shall not be bound by any amendment, modification or termination of the Lease entered into other than in accordance with the terms of this Lease.


      SECTION 12.  Lease Renewal.

      (a) Option for Fixed-Rate Renewal. Subject to the notice requirement set forth in Section 13(a) or 13(b), as the case may be, and to the provisions of Section 13(c), provided that no Event of Default or Special Default shall have occurred and be continuing, the Lessee shall have the option to renew the term of this Lease at the end of the Basic Term and at the end of any Fixed-Rate Renewal Term (as hereinafter defined) for up to five (5) periods of five (5) years each (or such shorter period required to comply with the next proviso of this sentence) (each such period being called a "Fixed-Rate Renewal Term"); provided, that in order for Lessee to extend the Lease Term with respect to the Leased Property for the first Fixed-Rate Renewal Term, Lessee must also have extended the Related Leases for their first Fixed-Rate Renewal Terms (such requirement is not applicable to any Renewal Term after the first Renewal Term). On each Basic Rent Payment Date during a Fixed-Rate Renewal Term, the Lessee shall pay to the Lessor Fixed-Rate Renewal Basic Rent in semi annual installments in arrears on each Basic Rent Payment Date during such Fixed-Rate Renewal Term.

      (b) Fair Market Renewal Options. Subject to the notice requirement set forth in Section 13(a) or 13 (b), as the case may be, and to the provisions of Section 13(c), provided that no Event of Default or Special Default shall have occurred and be continuing, the Lessee shall have the option to renew the term of this Lease at the end of any Renewal Term for one or more periods of not less than two (2) years, as determined by the Lessee in its sole discretion and specified in its notice of renewal (each such period being herein called a "Fair Market Renewal Term"), provided that with respect to any period after December 31, 2043, the Lessee may not renew the Lease Term for a Fair Market Renewal Term (i) if as a result thereof the Lease Term would extend beyond 80% of the estimated economic useful life of the Improvements (measured from the beginning of such Renewal Term) as determined by an Appraisal Procedure at the time of such renewal or (ii) if the Appraisal Procedure shall have determined that at the end of such Fair Market Renewal Term there remains less than 20% of the Fair Market Sales Value of the Improvements as of the beginning of such Fair Market Renewal Term (determined without regard to inflation or deflation during such Fair Market Renewal Term); and provided further that at any time that the foregoing limitations shall cause the Fair Market Renewal Term to be less than two years, the Lessee shall have the option to renew this Lease for a Fair Market Renewal Term equal to such shorter period. On each Basic Rent Payment Date during each Fair Market Renewal Term, the Lessee shall pay to the Lessor the Fair Market Rental Value of the Leased Property in semiannual installments in arrears on each Basic Rent Payment Date during such Fair Market Renewal Term.


      SECTION 13.  Notices for Renewal; Determination of Fair Market Rental
Value.

      (a) Expiration of Basic Term. Not later than 24 months prior to the expiration date of the Basic Term and provided no Event of Default or Special Default shall have occurred and be continuing at such time, the Lessee may give to the Lessor notice of the Lessee's election (i) to return the Leased Property to the Lessor pursuant to Section 5 or (ii) to exercise an option to renew this Lease for a Fixed-Rate Renewal Term pursuant to
Section 12(a). Failure of the Lessee to give any such notice shall mean that the Lessee shall have made the election provided in clause (i).

      (b) Expiration of Renewal Terms. Not later than 270 days prior to the expiration date of any Renewal Term and provided no Event of Default or Special Default shall have occurred and be continuing at such time, the Lessee may give to the Lessor notice of the Lessee's election (i) to return the Leased Property to the Lessor pursuant to Section 5, (ii) provided that such Renewal Term does not extend beyond twenty-five (25) years following expiration of the Basic Term, to exercise an option to renew this Lease for a Fixed-Rate Renewal Term pursuant to Section 12(a) or (iii) to exercise the option to renew this Lease for a Fair Market Renewal Term pursuant to
Section 12(b). Failure of the Lessee to give any such notice shall mean that the Lessee shall have made the election provided in clause (i). In the event that the Lessee elects to extend the Lease Term for a Fixed-Rate Renewal Term which extends beyond the twenty-fifth anniversary of the expiration of the Basic Term, the period of such Fixed-Rate Renewal Term up to and including such twenty-fifth anniversary shall constitute a Fixed-Rate Renewal Term, and the period after such date shall constitute a Fair Market Renewal Term.

      (c) Elections. Any election made by the Lessee pursuant to Section 13(a) shall be irrevocable by the Lessee, and such election shall be binding on the Lessor. If Lessee has made the election under Section 13(b), if the Lessee does not wish to accept the Fair Market Rental Value, Lessee, upon notice to the Lessor delivered not more than thirty (30) days after the determination of Fair Market Rental Value, shall elect to renew this Lease for a Fixed-Rate Renewal Term (if the time period for electing Fixed-Rate Renewal Terms has not expired) rather than a Fair Market Renewal Term.

      (d) Determination of Fair Market Rental Value. If the Lessee shall give to the Lessor notice of the Lessee's election to renew this Lease for a Fair Market Renewal Term pursuant to Section 12(b) then, within 30 days of Lessor's receipt of such notice, the Lessee and the Lessor shall use reasonable efforts to agree upon the Fair Market Rental Value of the Leased Property during such Renewal Term. If the Lessee and the Lessor are unable to agree upon such Fair Market Rental Value, such value shall be determined by the Appraisal Procedure.

      (e) Maximum Term of Lease. In no event shall any Renewal Term extend beyond December 31, 2070.


      SECTION 14.  Obsolescence Or Uneconomic Usefulness Termination;
Substitution.

      (a) Termination Notices. If, at any time after the first anniversary of the Basic Term Commencement Date, the Lessee shall have determined in good faith (such determination to be conclusively evidenced by a certificate of a Responsible Officer of the Lessee evidencing such determination) that the Leased Property is obsolete or uneconomic for use (including, without limitation, by reason of the amount of expenditures required to comply with Section 8), or surplus to the Lessee's needs the Lessee shall have the option to terminate this Lease on any Termination Value Date that is specified by the Lessee (a "Termination Date") in a notice to the Lessor and the Remainderman (a "Termination Notice") given not later than one hundred eighty (180) days prior to the proposed Termination Date; provided that no Event of Default or Special Default shall have occurred and be continuing on the date that the Lessee gives such Termination Notice; and provided further the Lessee shall be entitled to rescind any such Termination Notice at any time prior to the date that is thirty (30) days before the proposed Termination Date, but may not rescind more than one Termination Notice or any Termination Notice later than thirty (30) days prior to the proposed Termination Date.

      (b) Events Prior to Termination Date. No later than thirty (30) days following receipt by the Lessor and the Remainderman of the Termination Notice, the Lessor shall elect, by written notice to the Lessee, (i) to sell the Lessor's right, title and interest in respect of the Leased Property to the Lessee free and clear of all Lessor's Liens against payment by the Lessee of the Termination Value together with all other amounts payable by the Lessee as set forth below, (ii) to retain ownership of the Leased Property in lieu of its right to receive payment by the Lessee of the Termination Value, in which case it shall, as a condition to its right to retain the Leased Property, deposit with the Indenture Trustee, on or prior to the third Business Day prior to the Obsolescence Redemption Date, cash in an amount (or Permitted Investments maturing prior to the Obsolescence Redemption Date in a principal amount) equal to the unpaid principal amount of the Related Outstanding Notes, on such Obsolescence Redemption Date, or (iii) to have the Leased Property sold (by the Lessee as non-exclusive agent if the Lessor so elects), in which case the Lessee shall be obligated to pay the excess, if any, of the Termination Value over the Sales Proceeds retained by the Lessor pursuant to Section 14(c) (iii) together with all other amounts payable by the Lessee as set forth below. Should the Lessor elect under clause (i) above, the Lessee shall purchase the Lessor's right, title and interest in respect of the Leased Property and the Remainderman's Interest free and clear of all Lessor's Liens and Remainderman's Liens and the Lien of the Indenture for the amounts specified in clause (i). Should the Lessor elect under clause (iii) above the Lessee, as the Lessor's non-exclusive agent, shall use its reasonable efforts to obtain cash bids for the purchase of the Leased Property. The Lessor and the Remainderman also shall have the right to obtain such cash bids, either directly or through agents other than the Lessee. The Lessee shall certify to the Lessor the amount and terms of each bid received by the Lessee and the name and address of the Person (who shall not be the Lessee or any Affiliate or Tax Affiliate of the Lessee) that submitted such bid within 10 days of receipt of any bid. The Lessor and the Remainderman shall be under no duty to solicit bids, to inquire into the efforts of the Lessee to obtain bids or otherwise to take any action in connection with any such proposed termination of the Lease other than to effect a Transfer to the Person named in the highest bid among the aggregate of the bids certified by the Lessee to the Lessor and those obtained by the Lessor against receipt of the payments provided for in such bid.

      (c) Events on Termination Date.

         (i) If the Lessor has elected to sell the Lessor's right, title and interest in respect of the Leased Property to the Lessee free and clear of all Lessor's Liens and the Lien of the Indenture, the Lease Term shall, subject to the payment by the Lessee of the amounts specified in clauses (A) or (B) below, end on the Termination Date and, subject as aforesaid, all of the Lessee's obligations hereunder (other than any obligation expressed herein as surviving termination of this Lease) shall thereupon cease and the Lessee shall pay to the Lessor and the Remainderman (or, in the case of Supplemental Rent, to the Person or Persons entitled thereto) on the Termination Date (A) (v) the Termination Value, plus (w) any accrued but unpaid Basic Rent due on or prior to such Termination Date, plus (x) all Supplemental Rent (other than Termination Value) unpaid on such Termination Date, plus (y) an amount equal to the Premium, if any, payable on the Related Outstanding Notes, together with accrued and unpaid interest on such Related Outstanding Notes, as of the Obsolescence Redemption Date (to the extent not included in (A)(w) above), plus (z) an amount equal to the reasonable fees and out-of-pocket expenses of the Owner Participant, the Lessor, the Indenture Trustee, the Remainderman and the Pass Through Trustee related to such election and the related redemption of the Notes, or
      (B) if the Lessee shall elect to exchange full recourse securities for the Related Outstanding Notes pursuant to Section 9.1 of the Participation Agreement, the amount payable to the Lessor pursuant to clause (A)(v) above shall be reduced by an amount equal to the unpaid principal balance of the Related Outstanding Notes.

         (ii) If the Lessor has elected to retain ownership of the Leased Property pursuant to and has otherwise complied with Section 14(b)(ii), the Lease Term shall, subject to the payment by the Lessee of the amounts specified in clauses (w) through (z) below, end on the Termination Date and, subject as aforesaid, all of the Lessee's obligations hereunder (other than any obligation expressed herein as surviving termination of this Lease) shall thereupon cease and the Lessee shall pay to the Lessor (or, in the case of Supplemental Rent, to the Person or Persons entitled thereto) on the Termination Date (w) any accrued but unpaid Basic Rent due on or prior to such Termination Date, (x) all Supplemental Rent (other than Termination Value) unpaid on such Termination Date, (y) an amount equal to Premium, if any, payable on the Related Outstanding Notes, together with accrued and unpaid interest on such Related Outstanding Notes (to the extent not included in (w) above), as of the Obsolescence Redemption Date, and (z) an amount equal to the reasonable fees and out-of-pocket expenses of the Owner Participant, the Lessor, the Indenture Trustee, the Remainderman and the Pass Through Trustee related to such election and the redemption of the Related Notes, and the amount deposited by the Lessor pursuant to
      Section 14(b)(ii) shall, at the Lessee's election, be (A) applied to the redemption of the Related Outstanding Notes or (B) paid to the Lessee if the Lessee elects to assume the Related Outstanding Notes pursuant to Section 9.1 of the Participation Agreement.

         (iii) If the Leased Property is to be sold on the Termination Date to a bidder pursuant to Section 14(b)(iii), the Lessor shall, on the Termination Date (but only upon receipt of the sale price and all additional payments specified in the next sentence) effect a Transfer for cash to the Person that submitted the highest bid prior to such date (should such a Person exist). The Sale Proceeds shall be retained by the Lessor and, if applicable, the Remainderman (subject, however, to the provisions of the Indenture, including the requirement that on such Termination Date there shall have been paid to the Indenture Trustee an amount sufficient to pay in full the unpaid principal amount of the Related Outstanding Notes on the Obsolescence Redemption Date and all Premiums, if any, and interest accrued and unpaid on the Related Outstanding Notes as of such Termination Date and to accrue on the Related Outstanding Notes from such date to the Obsolescence Redemption Date); provided that if the Related Outstanding Notes have been exchanged for unsecured, full recourse securities of the Lessee on the Termination Date pursuant to Section 9.1 of the Participation Agreement, then the Lessor shall retain such Sales Proceeds to the extent that such Sales Proceeds exceed the unpaid principal amount of the Related Outstanding Notes on the Termination Date and the Lessee shall be entitled to the balance of such Sales Proceeds upon payment of the amounts set forth in clauses (v), (w), (y) and (z) of the following sentence. In addition, on such Termination Date, the Lessee shall pay to the Lessor (or, in the case of Supplemental Rent, to the Person or Persons entitled thereto) (v) an amount equal to the excess, if any, of the Termination Value, determined as of such Termination Date, over the Sale Proceeds allocable to Lessor (except that if the Related Outstanding Notes have been exchanged for unsecured, full recourse securities of the Lessee on the Termination Date pursuant to Section 9.1 of the Participation Agreement and the amount of the Related Outstanding Notes exceeds the Sales Proceeds allocable to Lessor, then the Lessee shall only be obligated to pay the Lessor the excess, if any, of Termination Value over unpaid principal amount of the Related Outstanding Notes), (w) any accrued but unpaid Basic Rent due on or prior to such Termination Date, (x) if the Lessee has not exchanged the Related Outstanding Notes for its unsecured, full recourse securities on the Termination Date pursuant to Section 9.1 of the Participation Agreement, an amount equal to any Premium payable on the Related Outstanding Notes as of the Obsolescence Redemption Date and any interest to accrue on the Related Outstanding Notes from and including such Termination Date to the Obsolescence Redemption Date (to the extent not included in (w) above), (y) an amount equal to the reasonable fees and out-of-pocket expenses of the Owner Participant, the Lessor, the Remainderman and the Indenture Trustee related to such termination and (z) all unpaid Supplemental Rent (other than Termination Value).

         (iv) If the Lessee and the Lessor have failed to sell the Leased Property on or prior to the Termination Date set forth in the Termination Notice, the Lessor shall elect to retain the Leased Property in accordance with Section 14(b)(ii) above, to require the Lessee to purchase the Leased Property under Section 14(b)(i) and the provisions of Section 14(c)(i) shall become applicable, or to extend the time during which the Leased Property may be sold pursuant to Section 14(c)(iii) for an additional one (1) year period after the Termination Date. If the Leased Property has not been sold by the end of such (or any subsequent) one (1) year extension, the Lessor may again make the election provided under this Section 14(c)(iv).

         (v) In the event that the Lessee elects to terminate this Lease pursuant to Section 14(a) and the Lessee purchases the Leased Property pursuant to Section 14(c)(i), the Lessee covenants that it will not use the Leased Property in Lessee's Business for a period of at least five (5) years following the Termination Date.

      (d) Substitution. At any time during the Lease Term, provided that no Event of Default or Special Default shall have occurred and be continuing, if the Lessee determines in good faith that the Leased Property shall have become obsolete or uneconomic for use in Lessee's Business or surplus to the Lessee's needs, or following an Event of Loss as provided in
Section 9(j), the Lessee may give written notice that it intends to provide to the Lessor and the Remainderman a substitute parcel of real property consisting of a fee estate, which must be split into an estate for years and a remainder interest (or, following the Estate for Years Expiration Date, an interest in land, subject to a ground lease, and an interest in improvements) (the "Substitute Parcel"), having a fair market value, utility and useful life at least equal to the fair market value, utility and useful life of the interests in the Leased Property owned by each of the Lessor and the Remainderman at the time of the substitution, which will be substituted for the Property in accordance with the requirements set forth below.

      The Lessee may not elect to substitute a Substitute Parcel for the Leased Property unless the Lessee provides to the Lessor, the Remainderman and the Indenture Trustee, as applicable:

         (i) appraisals by the Appraiser (or another independent appraiser who is a member of the American Institute of Real Estate Appraisers of the National Association of Realtors, with at least ten (10) years experience in the valuation of commercial real estate in the metropolitan area in which the Substitute Parcel is located and who is reasonably acceptable to the Lessor and the Remainderman) indicating that the Fair Market Sales Values, utility and remaining useful life of the land and improvements and the respective interests therein of the Remainderman and the Lessor of the Substitute Parcel are not less than the Fair Market Sales Values, utility and remaining useful life of the land and the improvements and the respective interests therein of the Remainderman and the Lessor of the Leased Property and otherwise reasonably satisfactory in all respects to the Lessor and the Remainderman;

         (ii) warranty deeds in form and substance substantially equivalent to the Deeds and Remainder Deeds, as the case may be (the "Substitution Deeds"), duly executed and acknowledged by the Lessee, conveying (A) to the Lessor good and marketable fee simple title to the Improvements located on such Substitute Parcel, (and, prior to the Estate for Years Expiration Date, an estate for years for a term equal to the then-remaining term of the Estate for Years with respect to the Leased Property) and (B) to the Remainderman good and marketable fee simple title to the land component of the Substitute Parcel (subject to the Estate for Years, if applicable), subject only to Permitted Exceptions;

         (iii) a lease agreement (a "Substitute Lease") duly executed by the Lessee providing for the lease of the Substitute Parcel by the Lessor to the Lessee upon all of the terms and conditions set forth in this Lease, except that the term of such Substitute Lease shall be equal to the then remaining term under this Lease and the Basic Rent payable under such Substitute Lease on each Rent Payment Date shall be equal to the Basic Rent which would have otherwise been payable under this Lease on the corresponding Rent Payment Date;

         (iv) a memorandum of lease (a "Substitute Lease Memo") with respect to the lease agreement described in clause (iii) above, duly executed and acknowledged by the Lessee and in proper form for recording;

         (v) an amended and restated Supplemental Indenture amending and restating the Supplemental Indenture for the Related Leased Property substituting the Substitute Parcel and Related Trust Estate for the Trust Estate described in such original Supplemental Indenture and otherwise on the same terms and conditions as the original Supplemental Indenture for such Leased Property, in proper form for recording (the "Substitute Indenture Supplement");

         (vi) an amendment to each of the Option Agreement and Tripartite Agreement, in each case, substituting the Substitute Parcel for the Related Leased Property;

         (vii) an opinion of counsel confirming and updating the opinions delivered by Lessee's Special Counsel pursuant to Section 3.1(t) of the Participation Agreement and opining, subject only to reasonable and customary assumptions, exceptions and qualifications, that (A) the execution and delivery by the Lessee of the Substitution Documents and the performance by the Lessee of its obligations under the Substitution Documents have been duly authorized by all necessary corporate action on the part of the Lessee, (B) the Substitution Documents have been validly executed and delivered by the Lessee, (C) the Substitution Documents constitute the legal, valid and binding obligations of the Lessee enforceable against the Lessee in accordance with their respective terms, (D) the Substitute Indenture Supplement is in proper form for recording in the appropriate land records for the jurisdiction in which the Substitute Parcel is located and, when recorded on such records, will be effective to create a valid and perfected lien upon and security interest in the Trust Estate described in the Substitute Indenture Supplement;

         (viii) a certification with respect to the Substitute Parcel by the Lessee containing representations and warranties substantially similar to those made by the Lessee in Section 5.1(d), (h), (k), (p) and (v) of the Participation Agreement;

         (ix) (A) to the Indenture Trustee, an ALTA Form B-1970 Extended Coverage Lender's Policy of Title Insurance issued by the Title Underwriter in an amount equal to the outstanding principal balance of the Related Notes and insuring the lien of the Indenture and the Related Supplemental Indenture to be a valid first priority mortgage lien on the Trust Estate described in the Substitute Indenture Supplement, subject only to Permitted Exceptions and (B) to the Lessor and the Remainderman, an ALTA Form B-1970 Extended Coverage Owner's Policy of Title Insurance issued by the Title Underwriter in an amount equal to the Fair Market Sales Value of the Substitute Parcel and insuring (x) that the Lessor has good and marketable fee simple title to the Improvements located on the Substitute Parcel and in the Estate for Years in the Substitute Parcel (if applicable) and (y) that the Remainderman has good and marketable fee simple title to the Substitute Parcel (subject to the Estate for Years, if applicable), subject, in either case, only to Permitted Exceptions;

         (x) an American Land Title Association form survey of the Substitute Parcel, dated no more than 90 days before the date of the substitution, certified to the Lessor, the Indenture Trustee, the Remainderman and the Title Underwriter by a land surveyor duly registered and licensed in the state where the Substitute Parcel is located and acceptable to the Lessor and the Remainderman, showing all buildings and other improvements, any off-site improvements, the location of any easements, parking spaces, rights of way, building set-back lines and other dimensional regulations and the absence of encroachments, either by such improvements or on to such property, and other defects, and otherwise reasonably acceptable to the Lessor and the Remainderman;

         (xi) a Phase I environmental study by a qualified, independent environmental consulting or engineering firm reasonably acceptable to the Lessor and the Remainderman with respect to the Substitute Parcel indicating that the Substitute Parcel is in full compliance with Section 5.1(p) of the Participation Agreement;

         (xii) (A) evidence that Lessee has paid any and all transfer taxes, recording fees, mortgage recording taxes, intangibles taxes and similar charges in connection with such substitution and (B) a commitment by the Lessee to pay all of the Lessor's, the Indenture Trustee's and the Remainderman's reasonable costs and expenses (including reasonable attorney's fees) incurred in connection with such substitution;

         (xiii) an opinion of tax counsel selected by the Owner Participant and reasonably acceptable to the Lessee confirming that the Lessor, the Owner Participant and the Remainderman will not suffer or incur any adverse tax consequences (other than consequences for which the Owner Participant would be indemnified by the Lessee pursuant to the terms of the Transaction Documents or another written undertaking by the Lessee to indemnify the Owner Participant if the Lessee is Investment Grade (and if the Lessee is not Investment Grade, in an amount and in a manner acceptable to the Owner Participant in its sole discretion)); and

         (xiv) such other documents or instruments as the Lessor, the Indenture Trustee, the Remainderman and their respective counsel may reasonably request.


      SECTION 15.  Events of Default.

      The term "Event of Default," wherever used herein, shall mean any of the following events (whatever the reason for such event and whether it shall be voluntary or involuntary, or come about or be effected by operation of law, or be pursuant to or in compliance with any Applicable Law or Governmental Action), and any such event shall continue to be an Event of Default if and for so long as it shall not have been remedied, cured or waived:

      (a) the Lessee shall fail to make, or cause to be made, any payment of Basic Rent within ten (10) days after the same has become due, or any payment of Casualty Value or Termination Value within ten (10) days after the same shall become due;

      (b) the Lessee shall fail to make, or cause to be made, any payment of Supplemental Rent other than Casualty Value and Termination Value within thirty (30) Business Days after the same shall become due, in each case after the Lessee receives written notice of such failure from the Lessor or the Indenture Trustee;

      (c) the Lessee shall fail to carry or maintain in full force any insurance required under Section 10(a), and such failure shall continue until the fifth day before the end of the period during which, under the terms of the applicable policy, the lapse or cancellation of such policy is not effective as to the Additional Insureds named therein;

      (d) the Lessee shall fail to perform or observe any material covenant or agreement (other than those referred to in clauses (a), (b) and (c) above) to be performed or observed by it under any Transaction Document (other than the Tax Indemnification Agreement) to which it is a party, and such failure shall continue, after the Lessee shall have been given a written notice by the Lessor or the Indenture Trustee specifying such failure and requiring it to be remedied, for a period of 60 days (or, if the same is susceptible of cure but cannot reasonably be cured within such 60 day period, within 360 days of receipt of such notice) so long as any Lessee is diligently proceeding to remedy such failure;

      (e) any representation or warranty made by the Lessee in any Transaction Document (other than the Tax Indemnification Agreement) to which it is a party shall prove to have been incorrect in any material respect when such representation or warranty was made and shall remain material and materially incorrect at the time in question, unless the fact, circumstance or condition that is the subject of such representation or warranty is made true within 60 days after notice thereof shall have been given by the Lessor or the Indenture Trustee to the Lessee;

      (f) the Lessee shall commence a voluntary case or other proceeding seeking liquidation, reorganization or other relief with respect to itself or its debts under any bankruptcy, insolvency or other similar law now or hereafter in effect, or seeking the appointment of a trustee, receiver, liquidator, custodian or other similar official of the Lessee or any substantial part of its property, or the Lessee shall consent to any such relief or to the appointment of or taking of possession by any such official in an involuntary case or other proceeding commenced against it, or shall make a general assignment for the benefit of creditors; or an involuntary case or other proceeding shall be commenced against the Lessee seeking liquidation, reorganization or other relief with respect to it or its debts under any bankruptcy, insolvency or other similar law now or hereafter in effect or seeking the appointment of a trustee, receiver, liquidator, custodian or other similar official of it or any substantial part of its property, and such involuntary case or other proceeding shall remain undismissed or unstayed for a period of 90 consecutive days;

      (g) an Event of Default has occurred and is continuing under any of the Other Leases; and

      (h) the Lessee shall have assigned, subleased or otherwise transferred its right, title and interest in and to this Lease in violation of Section 11.


      SECTION 16.  Remedies.

      (a) Remedies. Upon the occurrence of any Event of Default and at any time thereafter so long as the same shall be continuing, the Lessor at its option may, by notice to the Lessee, declare this Lease to be in default, and at any time thereafter (unless all Events of Default shall have been remedied, cured or waived), or if there shall exist an Event of Default described in Section 15(f), the Lessor may, to the extent permitted by Applicable Law, exercise one or more of the following remedies, except as hereinbelow expressly otherwise set forth, as the Lessor in its sole discretion shall elect:

         (i) The Lessor may terminate the Lessee's right to possession of the Leased Property by any lawful means, in which case this Lease and the Lease Term shall terminate and the Lessee shall immediately surrender possession of the Leased Property to the Lessor. In addition, and regardless of whether the Lessor shall elect to terminate the Lessee's right to possession, the Lessor shall be entitled to recover from the Lessee: (A) the worth at the time of the award of the unpaid Rent which had been earned at the time of termination; (B) the worth at the time of award of the amount of interest on such unpaid Rent which would have been earned from the date such unpaid Rent was due and payable until the time of the award; (C) the worth at the time of award of the amount by which the unpaid Rent for the balance of the term after the time of award exceeds the portion of such Rental loss that the Lessee proves could be reasonably avoided; and (D) any other amount necessary to compensate the Lessor for all the detriment proximately caused by the Lessee's failure to perform its obligations under this Lease or which would be likely to result therefrom. The worth at the time of the award of the amounts referred to in clauses (A) and (B) shall be computed by allowing interest as specified in the Lease. The worth at the time of award of the amount referred to in clause (C) shall be computed by discounting such amount at the discount rate of the Federal Reserve Bank of San Francisco at the time of award plus one percent (1%). Efforts by the Lessor to mitigate damages caused by the Lessee's Default or breach of this Lease shall not waive the Lessor's right to recover damages under this paragraph. If termination of this Lease is obtained through the provisional remedy of unlawful detainer, the Lessor shall have the right to recover in such proceeding the unpaid Interim Rent, Basic Rent and Supplemental Rent, together with such damages as are recoverable therein, or the Lessor may reserve therein the right to recover all or any part thereof in a separate suit for such Rent and/or damages.

         (ii) The Lessor may sell the Leased Property or any part thereof, together with any interest of the Lessor under the Deed (subject to the rights of the Remainderman contained in the Option Agreement and subject to any sublease entered into under Section 11(b)(iv) of this Lease), at public or private sale, conducted in accordance with Applicable Law, as the Lessor may determine, free and clear of any rights of the Lessee therein and without any duty to account to the Lessee with respect to such sale or for the proceeds thereof (except to the extent required by clause (v) below if the Lessor shall elect to exercise its rights thereunder), in which event the Lessee's obligation to pay Basic Rent with respect to the Leased Property or the part thereof that has been sold, as the case may be, for periods commencing after the date of such sale shall terminate (except to the extent that Basic Rent is to be included in computations under clause (v) below if the Lessor shall elect to exercise its rights thereunder);

         (iii) The Lessor may continue the Lease and the Lessee's right to possession in effect (under California Civil Code Section 1951.4) after the Lessee's breach and abandonment and recover the Rent as it becomes due, provided the Lessee has the right to sublet or assign, subject only to reasonable limitations. Sections 11(a) and (b) hereof set forth the limitations of the Lessee's right to sublet or assign, which limitations the Lessee and the Lessor agree are reasonable. Acts of maintenance or preservation, efforts to relet the Leased Property or the appointment of a receiver to protect the Lessor's interest under the Lease, shall not constitute a termination of the Lessee's right to possession.

         (iv)   [INTENTIONALLY OMITTED]

         (v) Unless the Lessor shall have sold the Leased Property pursuant to clause (ii) above, the Lessor may, whether or not the Lessor shall have exercised or shall thereafter at any time exercise its rights under clause (i), (iii) or (vii) of this Section 16(a) by notice to the Lessee specifying a payment date, which shall be a Casualty Value Date that is not sooner than the 30th day after the date of such notice, demand that the Lessee pay to the Lessor, and the Lessee shall pay to the Lessor, on the payment date specified in such notice, (A) as liquidated damages for loss of bargain and not as a penalty (in lieu of the Basic Rent due after the payment date specified in such notice) and (B) in the case of a payment pursuant to Section 16(a) (v) (D), as consideration for the obligation to Transfer the Leased Property to the Lessee and to surrender the Leased Property, any unpaid Rent due as of the payment date specified in the notice and, in the case of a payment pursuant to
      Section 16(a)(v)(D), if the Fair Market Sales Value is greater than Casualty Value, a pro rata portion of Basic Rent accruing from the last Basic Rent Payment Date to the payment date specified in the notice (in each case other than Basic Rent to be paid in advance payable on or before such payment date relating to any period after such payment date if the Lessor shall have received an amount equal to Fair Market Sales Value of the Leased Property pursuant to
      Section 16(a) (v) (D)), plus whichever of the following amounts the Lessor, in its sole discretion, shall specify in such notice (together with interest on such amount at the Overdue Interest Rate from the payment date specified in such notice to the date of actual payment):

                (A) an amount equal to the excess, if any, of (1) Casualty Value, computed as of the payment date specified in such notice, over (2) the Fair Market Rental Value of the Leased Property (determined in an Appraisal Procedure on the basis of the then actual condition of the Leased Property) for the remainder of the Lease Term after discounting such Fair Market Rental Value semiannually to present value as of the payment date specified in such notice at 7.9%;

                (B) an amount equal to the excess, if any, of (1) such Casualty Value over (2) the Fair Market Sales Value of the Leased Property (determined in an Appraisal Procedure on the basis of the then actual condition of the Leased Property) as of the payment date specified in such notice;

                (C) an amount equal to the excess, if any, of (1) the present value as of the payment date specified in such notice of all installments of Basic Rent until the end of the Basic Term or the then current Renewal Term, as the case may be, discounted semiannually at 7.9%, over (2) the present value as of such payment date of the Fair Market Rental Value of the Leased Property (determined in an Appraisal Procedure on the basis of the then actual condition of the Leased Property) until the end of the Basic Term or such Renewal Term, as the case may be, discounted semiannually at 7.9%; or

                (D) an amount equal to the higher of such Casualty Value or Fair Market Sales Value of the Leased Property
          (determined in an Appraisal Procedure on the basis of the actual condition of the Leased Property) as of the payment date specified in such notice;

      Upon payment by any Lessee of all amounts payable by it under
      Section 16(a)(v) (D) and under the other Transaction Documents, the Lessor shall effect a Transfer to the Lessee and the Lease Term shall end and all the Lessee's obligations hereunder (other than any obligation expressed herein as surviving termination of this Lease) shall cease;

         (vi) If the Lessor shall have sold the Leased Property or any part thereof pursuant to clause (ii) above, the Lessor, if it shall so elect by notice to the Lessee, may demand that the Lessee pay to the Lessor, and the Lessee shall pay to the Lessor, on the date of such sale, as liquidated damages for loss of bargain and not as a penalty (in lieu of Basic Rent due for periods commencing after the next Casualty Value Date following the date of such sale), any unpaid Rent due as of the next Casualty Value Date following the date of such sale, plus the amount of any deficiency between the Sale Proceeds and Casualty Value, computed as of such Casualty Value Date, together with interest at the Overdue Interest Rate on the amount of such Rent and such deficiency from the date of such sale until the date of actual payment;

         (vii)  In the event the Lessor rescinds or terminates this Lease,
      (A) no reletting, reentry or taking of possession of the Leased Property by the Lessor will be construed as an election on the Lessor's part to terminate this Lease unless a written notice of such intention is given to the Lessee, (B) notwithstanding any reletting, reentry or taking of possession, the Lessor may at any time thereafter elect to terminate this Lease for a continuing Event of Default and (C) no act or thing done by the Lessor or any of its agents, representatives or employees shall be deemed an acceptance of a surrender of the Leased Property, and no agreement accepting a surrender of the Leased Property shall be valid unless the same be made in writing and be executed by the Lessor;

         (viii) The Lessor may, as a matter of right and without notice to Lessee or anyone claiming under the Lessee, apply to any court having jurisdiction to appoint a receiver or receivers of the Leased Property, and the Lessee hereby irrevocably consents to such appointment and waives notice of any application therefor. Any such receiver or receivers shall have all the usual powers and duties of receivers in like or similar cases, including, without limitation, the right to collect rents, and the right to perform any acts which it deems necessary or desirable to preserve the value, marketability or rentability of the Leased Property, or part thereof or interest therein;

         (ix) The Lessor may exercise any other right or remedy that may be available to it under Applicable Law or proceed by appropriate court action to enforce the terms hereof or to recover damages for the breach hereof; and

         (x) The Lessee hereby acknowledges that an Event of Default hereunder will cause Lessor to suffer damages not contemplated by this Lease or the parties hereto, the exact amount of which will be impracticable or extremely difficult to ascertain. Such damages include, but are not limited to, the loss of profit occasioned as a result of the unique nature of this Lease, and the consequences of default under the Indenture. Accordingly, upon the occurrence of any Event of Default, the parties hereby agree that the payment of liquidated damages under Sections 16(a)(v) and (vi) represent a fair and reasonable estimate of the damages the Lessor will suffer by reason of the occurrence of an Event of Default hereunder.

      (b) No Release. Except as otherwise provided in Section 16(a), no rescission or termination of this Lease, in whole or in part, or repossession of the Leased Property or exercise of any remedy under Section 16(a) shall relieve the Lessee of any of its obligations under this Lease. Except as otherwise provided in Section 16(a), the Lessee shall be liable for any and all unpaid Rent due hereunder before, after or during the exercise of any of the foregoing remedies, including all reasonable legal fees and other reasonable costs and expenses incurred by the Lessor by reason of the occurrence of any Event of Default or the exercise of the Lessor's remedies with respect thereto. At any sale of the Leased Property or any part thereof pursuant to this Section, the Indenture Trustee may bid for and purchase such property.

      (c) Remedies Cumulative. Except as expressly set forth therein, no remedy under Section 16(a) is intended to be exclusive, but each shall be cumulative and in addition to any other remedy provided thereunder or otherwise available to the Lessor at law or in equity. No express or implied waiver by the Lessor of any Default or Event of Default hereunder shall in any way be, or be construed to be, a waiver of any future or subsequent Default or Event of Default. The failure or delay of the Lessor in exercising any right granted it hereunder upon any occurrence of any of the contingencies set forth herein shall not constitute a waiver of any such right upon the continuation or recurrence of any such contingency or similar contingencies and any single or partial exercise of any particular right by the Lessor shall not exhaust the same or constitute a waiver of any other right provided herein. To the extent permitted by Applicable Law, the Lessee hereby waives any right now or hereafter conferred by statute or otherwise that may limit or modify any of the Lessor's rights and remedies provided in this Section 16.

      (d) Allocation of Basic Rent.  If, for the purpose of Section 16(a)
(ii), it shall become necessary to allocate a portion of the Basic Rent payable hereunder to any part of the Leased Property, such allocation shall be in the same proportion as the original cost of such part bears to Lessor's Cost.


      SECTION 17.  Notices.

      Except as otherwise provided herein, all communications, declarations, demands and notices provided for in this Lease shall be given or made in the manner set forth in Section 13.1 of the Participation Agreement. So long as any Notes remain Outstanding, the Lessee shall give the Indenture Trustee copies of any notices required to be given to the Lessor.


      SECTION 18.  Successors and Assigns.

      This Lease shall be binding upon and inure to the benefit of the Lessor and the Lessee and their respective successors and permitted assigns.


      SECTION 19.  Right To Perform for Lessee.

      Subject to the provisions of the Indenture, if an Event of Default shall have occurred and be continuing, the Owner Participant or the Lessor may, but shall not be obligated to, to the extent not prohibited by Applicable Law, itself make any such payment or perform or comply with any such agreement as the Lessee shall be obligated to pay, perform or comply with under this Lease, and the amount of such payment and the amount of the reasonable expenses of the Owner Participant or the Lessor incurred in connection with such payment or the performance or compliance with such agreement, as the case may be, together with interest thereon at the Equity Interest Rate, shall be deemed Supplemental Rent, payable by the Lessee upon demand. The Owner Participant or the Lessor shall give the Lessee at least two Business Days' notice before taking any action in accordance with the preceding sentence, provided that the failure to give such notice shall have no effect upon any of the rights of the Owner Participant or the Lessor thereunder.


      SECTION 20.  Granting of Easements.

      If no Event of Default hereunder has occurred and is continuing, subject to the limitation set forth in Article 12 of the Indenture, the Lessor will join with the Lessee, from time to time at the request of the Lessee (and at the Lessee's sole cost and expense), with respect to their interests in the Leased Property to (i) grant, in the ordinary course of the Lessee's business or in furtherance of the Development Plan (as hereafter defined), easements, restrictions, covenants, licenses, rights of way and other rights and privileges in the nature of the foregoing, (ii) amend or release, in the ordinary course of the Lessee's business or in furtherance of the Development Plan, existing easements and appurtenances which benefit or burden the Leased Property, (iii) dedicate or transfer portions of the Leased Property for road, highway or other public purposes,
(iv) execute, amend, release and deliver restrictive covenants and restrictions and any amendments thereto in the ordinary course the Lessee's business or in furtherance of the Development Plan for the benefit of the Lessee's business as operated on the Leased Property which establish certain exclusive use rights burdening adjacent properties and which burden the Leased Property and/or establish common area rights and obligations benefiting and burdening the Leased Property, or (v) execute and deliver any instrument, in form and substance reasonably acceptable to the Lessor, necessary or appropriate to make or confirm such grants easements, restrictions, releases, dedications, transfers or amendments to any person, with or without consideration; provided, however, that the Lessor shall not be required to take any such action, or grant, release, dedication, transfer or amendment, unless the Lessor shall have received a certificate of an authorized officer of the Lessee (and said certificate shall be true) stating that (x) such grant or release was granted in the ordinary course of the Lessee's business or in furtherance of the Development Plan does not interfere with and is not detrimental to the conduct of the Lessee's business on the Leased Property as contemplated and permitted hereby and does not impair the usefulness of the Leased Property for the purposes contemplated and permitted hereby or reduce the Fair Market Sales Value, utility or remaining useful life of the Leased Property or impair Lessor's, Indenture Trustee's or any other Indemnitee's interest in the Leased Property (except in the case of a grant or release in furtherance of the Development Plan, to an immaterial extent; and otherwise in each case, to an insignificant extent) or cause the Leased Property to be characterized as limited use property (as described in Section 4.09 of the Revenue Procedure 75-28 or Revenue Procedure 76-30), (y) the consideration, if any, being paid for said grant, release, dedication, transfer or amendment or other such instruments described in this Section 20, is paid to the Lessee, and (z) a duly authorized and binding undertaking is provided by the Lessee, in form and substance satisfactory to the Lessor, to remain obligated under this Lease and under any instrument executed by the Lessee consenting to the assignment of the Lessor's interest in this Lease as security for indebtedness, as though such grant, release, dedication, transfer or amendment had not occurred and to perform all obligations of the grantor or party effecting the release under such instrument of grant or release during the Lease Term.

      In connection with this Section 20, if applicable, the Lessee and the Lessor have attached to this Lease Exhibit C, which sets forth the Lessee's proposed development plan for certain portions of the Leased Property (the "Development Plan"). The Lessor agrees that the Lessor and the Remainderman shall not be entitled to any compensation relating to their review, consent, execution and delivery of any instruments described in this Section 20, which relate to the Development Plan.


      SECTION 21.  Amendments and Miscellaneous.

      (a) Amendments in Writing. The provisions of this Lease may not be waived, altered, modified, amended, supplemented or terminated in any manner whatsoever except by written instrument signed by the Lessor and the Lessee or, in the case of a waiver, the party against whom enforcement of the waiver is sought. It is understood and agreed by the parties hereto that any waiver, alteration, modification, amendment, supplement or termination of this Lease that requires the consent of the Indenture Trustee, all the Noteholders or a Majority in Interest of Noteholders (in each case as provided in the Indenture) shall not be effective unless and until such consent shall have been obtained as provided in accordance with the provisions of the Indenture.

      (b) Survival.

         (i) The obligations of the Lessee to pay Supplemental Rent and the obligations of the Lessee under Sections (4), 5(b), 6, 7, 8(e) (with respect to Modifications constructed prior to such expiration or termination), 8(g), 9(c), 9(h), 14(c)(v), 16, 18 and 21(b)
      through (p) shall survive the expiration or termination of this Lease; provided, however, that, after the expiration or termination of this Lease, the Lessor shall not have any right or be entitled to any remedy in respect of the Lessee's failure to perform its obligations under Section 19 except the right to institute an action seeking specific performance and/or recovery of actual damage.

         (ii) The obligations of the Lessor under Sections 6(a) (to the extent that a claim thereunder shall exist on the Lease Termination
      Date) and 9 shall survive the expiration or other termination of this Lease.

      (c) Severability of Provisions. Any provision of this Lease that may be determined by competent authority to be prohibited or unenforceable in any jurisdiction, as to such jurisdiction, shall not be effective to the extent of such prohibition or unenforceability without invalidating the remaining provisions hereof, and any such prohibition or unenforceability in any jurisdiction shall not invalidate or render unenforceable such provision in any other jurisdiction.

      (d) True Lease. This Lease is intended as, and shall constitute, an agreement of lease, and nothing herein shall be construed as conveying to the Lessee any right, title or interest in or to the Leased Property, except as a lessee.

      (e) Further Assurances. From time to time, as and when reasonably requested by either party hereto, the other party will promptly execute and deliver, or cause to be executed and delivered, all such documents and instruments as may be reasonably necessary to carry out the intent and purposes of this Lease.

      (f) Original Lease. The single executed original of this Lease marked "THIS COUNTERPART IS THE ORIGINAL EXECUTED COUNTERPART" on the front cover and containing the receipt of the Indenture Trustee therefor on or following the signature page thereof shall be the "Original Executed Counterpart" of this Lease. To the extent that this Lease constitutes chattel paper, as such term is defined in the Uniform Commercial Code as in effect in any applicable jurisdiction, no security interest in this Lease may be created through the transfer or possession of any counterpart other than the "Original Executed Counterpart."

      (g) GOVERNING LAW. THIS LEASE SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF CALIFORNIA WITHOUT REFERENCE TO THE CHOICE OF LAW DOCTRINE OF SUCH STATE.

      (h) Headings. The division of this Lease into sections, the provision of a table of contents and the insertion of headings are for convenience of reference only and shall not affect the construction or interpretation of this Lease.

      (i) Concerning the Owner Trustee.

                (A) State Street Bank and Trust Company of California, National Association, is entering into this Lease solely as Owner Trustee under the Trust Agreement and not in its individual capacity except as expressly stated herein. Accordingly, except as stated herein, each of the representations, warranties, undertakings and agreements herein made on the part of the Owner Trustee as Lessor (and not in its individual capacity) is made and intended not as a personal representation, warranty, undertaking or agreement by or for the purpose or with the intention of binding State Street Bank and Trust Company of California, N.A. personally, but is made and intended for the purpose of binding only the Trust Estate. Except as expressly stated herein, no personal liability or responsibility is assumed hereunder by or shall at any time be enforceable against State Street Bank and Trust Company of California, N.A. or any successor in trust on account of any action taken or omitted to be taken or any representation, warranty, undertaking or agreement hereunder of the Owner Trustee (in its fiduciary capacity) provided, however, that (a) the Lessee or any person acting by, through or under any Lessee, making a claim hereunder, may look to the Trust Estate for satisfaction of the same and (b) State Street Bank and Trust Company of California, N.A. or its successor in trust, as applicable, shall be personally liable for its own gross negligence, willful misconduct or bad faith in the performance of its duties as Owner Trustee or otherwise and for its breach of its covenants, undertakings, representations and warranties contained herein, to the extent such were made in its individual capacity.

                (B) If a successor owner trustee is appointed in accordance with the terms of the Trust Agreement, such successor owner trustee, without any further act, shall succeed to all the rights, duties, immunities and obligations of the Lessor hereunder and the predecessor owner trustee shall be released from all further duties and obligations hereunder.

      (j) Lien of the Indenture. The Lessee hereby agrees that, except as provided in Sections 8(d), 8(e), 8(g) and 8(h), any property subject to the Lien of the Indenture and the Related Supplemental Indenture that is to be transferred hereunder shall be transferred subject to such lien and security interest.

      (k) Counterpart Execution. This Lease may be executed in any number of counterparts and by each of the parties hereto in separate counterparts, all such counterparts together constituting but one and the same instrument.

      (l) Estoppel Certificates.

         (i) The Lessee agrees, at any time and from time to time, upon not less than 30 days' prior written notice from the Lessor or the Remainderman, to execute, acknowledge and deliver to the Lessor or the Remainderman a statement in writing (w) certifying that this Lease is unmodified and in full force and effect (or if there have been modifications, that this Lease is in full force and effect as modified and stating the modifications hereto); (x) stating the dates to which the Rent and other charges hereunder have been paid by the Lessee; (y) stating whether or not the Lessee has knowledge that the Lessor is in default in the performance of any covenant, agreement or condition contained in this Lease, and, if the Lessee has knowledge of such a default, specifying each such default; and
      (z) stating the address to which notices to the Lessee shall be sent.

         (ii) The Lessor agrees, at any time and from time to time, but not more often than three times in one (1) year, upon not less than 30 days' prior written notice from the Lessee or the Remainderman, to execute, acknowledge and deliver to the Lessee or the Remainderman a statement in writing (w) certifying that this Lease is unmodified and in full force and effect (or if there have been modifications, that this Lease is in full force and effect as modified and stating the modifications hereto); (x) stating the dates to which the Rent and other charges hereunder have been paid by the Lessee; (y) stating whether or not the Lessor has knowledge that the Lessee is in default in the performance of any covenant, agreement or condition contained in this Lease, and, if the Lessor has knowledge of such a default, specifying each such default, and
      (z) stating the address to which notices to the Lessor shall be sent. If so requested by the Lessee or the Remainderman, the Lessor shall also address such estoppel certificates to lenders, partners, investors or others with a bona fide business purpose requesting the same. The Lessor shall, if requested by the Lessee or the Remainderman, deliver an estoppel certificate, in the substance and form described above, relative to the status of any ground lease, underlying lease or first mortgage.

      (m) No merger. There will be no merger of this Leased Property or of any leasehold or subleasehold estate hereby or thereby created with the fee or any other estate or ownership interest in the Leased Property or any part thereof by reason of the fact that the same Person may acquire or own or hold, directly or indirectly, (a) this Lease or any leasehold or subleasehold estate created hereby or thereby or any interest in this Lease or in any such leasehold or subleasehold estate and (b) the fee estate or other estate or ownership interest in the Leased Property or any part thereof, and this Lease will not be terminated for any cause except as expressly provided herein.

      (n) Recordation. The Lessor and the Lessee agree that a memorandum of this Lease in recordable form shall be recorded in the Official Records of the County where the Leased Property is located, at the cost of the Lessee.

      (o) Signs. The Lessee shall have the exclusive right to place its signs in, on and about the Leased Property, provided the same are in compliance with Applicable Law and provided that such signs are purchased and installed at the sole cost and expense of the Lessee and are removed from the Leased Property at the expiration or earlier termination of the Lease Term at the Lessee's sole cost and expense and without damage or destruction to any of the Leased Property. The Lessor shall not be permitted to erect or place signs in, on or about the Leased Property without the Lessee's prior written consent, which consent may be with-held by the Lessee for any reason.

      (p) Ground Lease. The terms of this Section 21(p) will be effective only during such time as the Lessor will be the lessee of the Land from the Remainderman under the Ground Lease.

         (a) The Lessee will perform, at the Lessee's sole cost and expense, all of the terms, covenants and conditions of the Ground Lease (including the obligation to pay Basic Rent thereunder which shall not reduce the Basic Rent payable to the Lessor hereunder), which are to be performed by the lessee under the Ground Lease. The Lessee will indemnify, defend and hold the Lessor harmless from and against any and all loss, damage and expense which the Lessor may suffer or incur as a result of any failure by the Lessee to perform such terms, covenants and conditions.

         (b) Any amendment or modification of the Ground Lease by the lessor and the lessee thereunder will not be binding upon Lessee without the written consent of the Lessee, and any such amendment or modification (a copy of which the Lessor will furnish to the Lessee within fifteen days (15) after the execution thereof) will be subordinate to the rights of the Lessee hereunder.

         (c) As long as the Ground Lease will be in existence, (i) the Lessee will send to the lessor under the Ground Lease, at its address set forth in the Ground Lease or at such other address as said lessor may from time to time designate in writing to the Lessee, a copy of each notice or other communication which the Lessee will serve on the Lessor hereunder; and (ii) the Lessor will promptly send to the Lessee a copy of each notice or other communication which the Lessor will receive from the lessor under the Ground Lease.


      IN WITNESS WHEREOF, each of the parties hereto has caused this Lease to be duly executed in New York, New York, by an officer thereunto duly authorized as of the date and year first above written.

                                           STATE STREET BANK AND TRUST
                        COMPANY OF CALIFORNIA, NATIONAL ASSOCIATION, a national banking association, not in its individual capacity, except as expressly set forth herein, but solely as Owner Trustee, as Lessor


                                        By:__________________________
                               Name:
                               Title:


                                           SMITH'S FOOD & DRUG CENTERS,
                        INC., as Lessee


                        By:__________________________
                               Name:  Michael C. Frei
                               Title:    Senior Vice President


The address of the within named Lessor is:

      750 Main Street
      Suite 1114
      Hartford, Connecticut 06103

The address of the within named Lessee is:

      1550 South Redwood Road
      Salt Lake City, Utah  84014
      Attention: General Counsel



STATE OF  NEW YORK  )
                    )  ss.:
COUNTY OF NEW YORK  )


      On this, the ___ day of December, 1993, before me ______________, the undersigned officer, personally appeared W. Jeffrey Kramer who acknowledged himself to be Assistant Vice President of STATE STREET BANK AND TRUST COMPANY OF CALIFORNIA, NATIONAL ASSOCIATION, a national banking association and that he, being authorized to do so, executed the foregoing instrument for the purposes therein contained by signing the name of the corporation.

      In witness whereof, I hereunto set my hand and official seal.


(Notarial Seal)                ______________________________
                                                   Notary Public


STATE OF NEW YORK   )
                    )  ss.:
COUNTY OF  NEW YORK )


      On this, the ____ day of December, 1993, before me __________________, the undersigned officer, personally appeared
____________ who acknowledged himself to be the _____________ of SMITH'S FOOD & DRUG CENTERS, INC., a Delaware corporation, and that he as such __________, being authorized to do so, executed the foregoing instrument for the purposes therein contained by signing the name of the corporation by himself as ____________.

      In witness whereof, I hereunto set my hand and official seal.


[Notarial Seal)                _______________________________
                                                   Notary Public


                           SCHEDULE 1

                      TERMS AND BASIC RENT

1.  Terms

      (a) The Interim Term shall commence on December __, 1993 and end on
___________________.

      (b) The Basic Term shall commence on _______________________ (the "Basic Term Commencement Date") and end on __________________________ (the "Basic Term Termination Date").

      (c) The First Fixed-Rate Renewal Term, if exercised, shall commence on the Basic Term Termination Date and end on the fifth anniversary of the Basic Term Termination Date.

      (d) All other Renewal Terms, if exercised, shall be determined pursuant to Section 13 of this Lease.

2.  Rent

      (a)  Interim Rent.  Interim Rent shall be zero.

      (b) Basic Rent. On each payment date set forth below ("Basic Rent Payment Dates"), Basic Rent shall be an amount determined by multiplying $_____________ ("Property Cost") by the percentage corresponding to such Basic Rent Payment Date.

      Basic Rent Payment Date           Applicable Percentage

                    [need advance/arrears?]

      (c) Fixed-Rate Renewal Terms. On each [date] and [date] during any Fixed-Rate Renewal Term, Basic Rent shall be an amount determined by multiplying Property Cost by ___%.

3.  The Lessor Purchase Price for this Property is $_____________.

4.  The Remainderman Purchase Price for this Property is $_______________.


                           SCHEDULE 2

                        CASUALTY VALUES

      Casualty Value on any Casualty Value Date shall be determined by multiplying Property Cost by the Lessor's Casualty Value Percentage set forth below and adding to such product the Remainderman's Casualty Value.

      Lessor's Casualty  Remainderman's  Casualty Value
      Value Percentage   Casualty Value        Date

                   [Monthly Casualty Values]


                           SCHEDULE 3

                       TERMINATION VALUES

      Termination Value on any Termination Date shall be determined by multiplying Property Cost by the Lessor's Termination Value Percentage set forth below and adding to such product the Remainderman's Termination Value.

      Lessor's Termination               Remainderman's     Termination
      Value Percentage                   Termination Value       Date

                         [Monthly TV's]


                           SCHEDULE 4

                      PRICING ASSUMPTIONS



                                                       APPENDIX A


                            FORM OF
                 DEFINITIONS AND RULES OF USAGE


           For Form of Definitions and Rules of Usage
                   Please See "Appendix A" to
                  the Participation Agreement